Filed pursuant to Rule 424(b)(4)

Registration No. 333-281897

PROSPECTUS

AGEAGLE AERIAL SYSTEMS INC.

26,899,996 Common Units, Each Common Unit Consisting of One Share of Common Stock, One Series A Warrant to Purchase One Share of Common Stock and One Series B Warrant to Purchase One Share of Common Stock

and/or

26,899,996 Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock, One Series A Warrant to Purchase One Share of Common Stock and One Series B Warrant to Purchase One Share of Common Stock

80,699,988 shares of Common Stock Underlying Series A Warrants and Series B Warrants

We are offering on a best-efforts basis 26,899,996 units (the “Units”), for gross proceeds of approximately $6.5 million before deduction of placement agent commissions and offering expenses, consisting of (a) common Units (the “Common Units”), with each Common Unit consisting of one share of our common stock, $0.001 par value per share, one Series A warrant (“Series A Warrant”) to purchase one share of common stock and one Series B warrant (“Series B Warrant”) to purchase one share of common stock and (b) pre-funded Units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of common stock, one Series A Warrant to purchase one share of common stock and one Series B Warrant to purchase one share of common stock. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Each Series A Warrant offered hereby is immediately exercisable on the date of issuance at an exercise price of $0.24 per share of common stock, or pursuant to an alternate cashless exercise option, and will expire five years from the closing date of this offering. Each Series B Warrant offered hereby is immediately exercisable on the date of issuance at an exercise price of $0.50, and will expire five years from the closing date of this offering.

Under the alternate cashless exercise option of the Series A Warrants, the holder of the Series A Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A Warrant and (y) 2.0. In addition, the Series A Warrants and Series B Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price for the five trading days immediately preceding and immediately following the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants. Finally, with certain exceptions, the Series B Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series B Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series B Warrant.

Each Pre-Funded Warrant will be exercisable for one share of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit is equal to the price per Common Unit minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This prospectus also includes 80,699,988 shares of common stock issuable upon exercise of the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants.

The common stock and Pre-Funded Warrants can each be purchased in this offering only with the accompanying Series A Warrants and Series B Warrants that are part of a Unit, but the components of the Units will be immediately separable and will be issued separately in this offering. See “Description of Securities” in this prospectus for more information.

Our common stock is listed on The NYSE American under the symbol “UAVS.” The closing price of our common stock on The NYSE American on September 30, 2024 was $0.09 per share. There is no established public trading market for the Series A Warrants, Series B Warrants, or the Pre-Funded Warrants, and we do not intend to list the Series A Warrants, Series B Warrants, or the Pre-Funded Warrants on any national securities exchange or trading system. Without an active trading market, the liquidity of the Series A Warrants, Series B Warrants, and the Pre-Funded Warrants will be limited.

Investing in the Registered Securities involves substantial risks. See “RISK FACTORS” on page 9 of this prospectus. You should carefully read this prospectus and the documents incorporated herein before making any investment decision.

	Per Common Unit	Per Pre-Funded Unit	Total
Public offering price	$0.24	$0.239	$6,444,382.37
Placement Agent Fees (1)	$0.0192	$0.01912	$515,550.59
Proceeds to the Company before expenses	$0.2208	$0.21988	$5,928,831.78

(1) In connection with this offering, we have agreed to pay to Spartan Capital Securities, LLC (“Spartan”) as placement agent a cash fee equal to 8.0% of the gross proceeds received by us in the offering. We have also agreed to pay Spartan a non-accountable expense allowance of 0.5% of the gross proceeds received by us in the offering and to reimburse Spartan for all expenses related to the offering up to $215,000 for reimbursement of legal expenses and other out-of-pocket expenses in connection with its engagement as placement agent See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Registered Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Spartan Capital Securities, LLC

The date of this prospectus is October 1, 2024.

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This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Company may offer and sell or otherwise dispose of the Registered Securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered, or the Registered Securities are sold or otherwise disposed, of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Registered Securities.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these shares in any jurisdiction.

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ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise noted, references to “AgEagle,” the “Company,” “we,” “us,” and “our” refer to AgEagle™ Aerial Systems Inc. and our subsidiaries.

Neither we, nor any of our officers, directors, agents or representatives, make any representation to you about the legality of an investment in our Registered Securities. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Registered Securities. You should rely only on the information contained in this prospectus or in any prospectus supplement that we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date hereof, regardless of the time of its delivery or any sale of the Registered Securities.

INDUSTRY AND MARKET DATA

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. Although we believe these third-party sources are reliable, we have not independently verified the information. Except as may otherwise be noted, none of the sources cited in this prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. In addition, some data are based on our good faith estimates. Such estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as our own management’s experience in the industry, and are based on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. However, none of our estimates have been verified by any independent source. See “Special Note Regarding Forward-Looking Statements” below.

MARKET INFORMATION

Our shares of Common Stock are traded on The NYSE American under the symbol “UAVS.” On September 30, 2024, the last reported sale price of our Common Stock was $0.09 per share. As of September 30, 2024, there were approximately 340 record holders of our Common Stock. The actual number of stockholders of our Common Stock is greater than the number of record holders and includes holders of shares of our Common Stock which are held in street name by brokers and other nominees.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management and involve risks and uncertainties. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment, from time to time, of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

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●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses, including components and raw materials;

●	any disruptions or threatened disruptions to or relations with our resellers, suppliers, customers and employees, including shortages in components for our products;

●	changes in the supply, demand and/or prices for our products;

●	increased competition, including from companies which may have substantially greater resources than we have, and, in the unmanned aircraft systems segments from lower-cost commercial drone manufacturers who may seek to enhance their systems’ capabilities over time;

●	the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

●	uncertainty in the customer adoption rate of commercial use unmanned aerial systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

●	failure to develop new products or integrate new technology into current products;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and any related prospectus supplement and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and any related prospectus supplement also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes and other information appearing elsewhere in this prospectus or otherwise incorporated by reference and the discussions included or incorporated by reference elsewhere in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on April 1, 2024, before deciding to invest in our securities. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” section and other sections either of this prospectus or incorporated by reference.

Our Company

AgEagle™ Aerial Systems Inc. (“AgEagle”, “Company”, “We”, “Our”, “Us”), through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what we believe is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when we acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, we succeeded in integrating all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level for a wider variety of markets, including defense and security.

AgEagle has also achieved numerous regulatory firsts, earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union.

AgEagle is led by a proven management team with years of drone industry experience and is currently headquartered in Wichita, Kansas, where we house our business and sensor manufacturing operations; and we operate drone manufacturing operations in Lausanne, Switzerland in support of our international business activities.

We are focused on growing our business, generating cash, and preserve our leadership position by developing new drones, sensors and embedded software and capturing a significant share of the global drone market. In addition, we expect to accelerate our growth and expansion through product development and strategic acquisitions of companies that offer distinct technological and competitive advantages and have defensible high value IP protection in place, if applicable.

Key Growth Strategies

We intend to materially grow our business by leveraging our proprietary, best-in-class, full-stack drone solutions, multi-spectral sensors, industry influence, and deep pool of talent with specialized expertise in robotics, automation, custom manufacturing and data science to achieve greater penetration of the global UAS industry – with near-term emphasis on adding stability and discipline to our operations, and capturing larger market share of the agriculture, defense, security, and civil/commercial markets. We expect to accomplish this goal by first bringing three core values to life in our day-to-day operations and aligning them with our efforts to earn the trust and continued business of our customers and industry partners:

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Curiosity – this pushes us to find value where others aren’t looking. It inspires us to see around corners for our customers, understanding the problems they currently face or will be facing in the future, and delivering them solutions best suited for their unique needs.

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●	Passion – this fuels our obsession with excellence, our desire to try the difficult things and tackle big problems, and our commitment to meet our customers’ needs – and then surpass them.

●	Integrity – this is not optional or situational at AgEagle – it is the foundation for everything we do, even when no one is watching.

Key components of our growth strategy include the following:

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Shift priority to a Laser-like focus on the higher volume defense & security market. Despite predictions of rapid growth in the commercial space, drone surveillance action in the defense and security world has outpaced commercial application in volume and overall growth. The current world situation further emphasizes the need for our products, and the validity of the defense market. AgEagle will focus on defense growth initiatives while continuing to execute, grow, and maximize our position in precision agriculture and other civil and commercial markets.

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Deliver new and innovative solutions. AgEagle’s research and development efforts are critical building blocks of the Company, and we intend to continue investing in innovation, not only in our products, but also in innovative business models and operational methods.

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Foster our entrepreneurial culture on a bedrock of trust and integrity, continuing to attract, develop and retain highly skilled personnel. The AgEagle culture encourages innovation and entrepreneurialism, which helps attract and retain highly skilled professionals. In addition, AgEagle is dedicated to integrity and transparency in its business, external, and internal relationships.

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Effectively manage our growth portfolio for long-term value creation. Our production and development programs present numerous investment opportunities that we believe will deliver long-term growth by providing our customers with valuable new capabilities. We evaluate each opportunity, and it’s cost, against our mission and strategic priorities, as well as near and mid-term expected returns. This process helps us make informed decisions regarding potential growth capital requirements and supports our allocation of resources based on relative risks and returns to maximize long-term value creation, which is the key objective of our growth strategy.

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Growth through acquisition. Through successful identification of high-value acquisition targets, we plan to acquire technologically advanced companies and intellectual property across an array of airborne platforms, focused robotic technologies, and a variety of artificial intelligence-enabled robotics and supporting technologies that complement and strengthen our value proposition.

Competitive Strengths and Key Milestones

We believe that the following attributes and capabilities provide us with long-term competitive advantages:

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Proprietary technologies, in-house capabilities and industry experience – We believe our decade of experience in commercial UAS design and engineering, in-house manufacturing, assembly and testing capabilities, and advanced technology development skillset serve to differentiate AgEagle in the marketplace. In fact, approximately 70% of our global workforce is comprised of engineers and data scientists with deep experience and expertise in robotics, automation, custom manufacturing, and data analytics. In addition, AgEagle is committed to meeting and exceeding quality and safety standards for manufacturing, assembly, design and engineering and testing of drones, drone subcomponents and related drone equipment in our U.S. and Swiss-based manufacturing operations. As a result, we have earned ISO:9001 international certification for our Quality Management System.

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AgEagle is more than just customer- and product-centric, we are obsessed with innovation and knowing the needs of our customers before they do – We are focused on capitalizing on our specialized expertise in innovating and commercializing advanced drone, sensor and software technologies to provide our existing and future customers with autonomous robotic solutions that fit their business needs, while meeting the highest possible safety and operational standards. Our team is motivated to generate intelligent autonomous solutions that efficiently leverage robotics, automation and our manufacturing skills to solve problems for our customers, regardless of the sector in which they operate.

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We leverage maximum use of commercial technology: At AgEagle, we excel in designing and manufacturing small UAS, along with sensors and software tailored for UAS applications, providing versatile solutions like our latest product the eBee VISION UAS. This integration of commercial technology with dual-use capabilities enables our customers to effectively address a diverse range of operational challenges.

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Our design, production, and support are user-centric: Our commitment to incorporating user feedback into our product development process is paramount. By collaborating closely with our end-users, we ensure that our product lines align with their specific needs and requirements.

Through our expertise in drone and sensor design and our close connection with our end-users, they benefit from cutting-edge technologies that meets their demands across military, first responder, agriculture and surveyor sectors while leveraging the advantages of commercial innovation.

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We offer market-tested drones, sensors and system software that have earned the longstanding trust and fidelity of customers worldwide – Through successful execution of our acquisition integration strategy in 2021, AgEagle is now delivering a unified line of industry trusted drones, sensors and software that have been vigorously tested and consistently proven across multiple industry verticals and use cases. For instance, our line of eBee fixed wing drones have flown more than one million flights over the past decade serving customers spanning military/defense, surveying and mapping; engineering and construction; mining, quarries and aggregates; agriculture; humanitarian aid and environmental monitoring, to name just a few. Featured in over 100 research publications globally, advanced sensor innovations developed and commercialized by AgEagle have served to forge new industry standards for high performance, high resolution, thermal and multispectral imaging for commercial drone applications in agriculture, plant research, land management and forestry. In addition, we have championed the development of end-to-end software solutions which power autonomous flight and deliver actionable, contextual data and analytics for numerous Fortune 500 companies, government agencies and a wide range of businesses in agriculture, energy and utilities, construction and other industry sectors.

In August 2022, we announced that the eBee X, eBee GEO and eBee AG were the first commercial drones to be designated with the C2 class identification label in accordance with EASA regulations. As of August 22, 2022, drone operators flying C2 labeled eBees are able to conduct missions in the “Open Category” with all the advantages that this entails. The C2 certification allows the eBee X series, with correct labelling, to fly at a horizontal distance of 30 meters from uninvolved people. By contrast, heavy drones like VTOLs or quadcopters must maintain a distance of 150 meters from people and any residential, commercial, industrial and recreational areas, limiting their operational capabilities to remote zones.

In late 2022, we partnered with government contractor Darley to expand the market reach of AgEagle’s high performance fixed wing drones and sensors to the U.S. first responder and tactical defense markets. Distinguished as one of the nation’s longest standing government contracting organizations, Darley is expected to become a key contributor to AgEagle’s success in delivering best-in-class UAS solutions to a wide range of state and federal agencies. Providing our best-in-class autonomous flight solutions for public safety applications through trusted resellers like Darley represents an entirely new market opportunity for AgEagle and one we intend to vigorously pursue in the current year.

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In December 2022, we unveiled our new eBee™ VISION, a small, fixed-wing UAS designed to provide real-time, enhanced situational awareness for critical intelligence, surveillance and reconnaissance missions. This system is packaged for mobile/tactical users, with highly automated command and control software that proves compatible and is in full compliance with the U.S. DoD Robotic and Autonomous System-Air Interoperability Profile (“RAS-A IOP”). Beginning 2023, three branches of the European military have received eBee VISION drones. In collaboration with these initial end users, we’ve meticulously designed the eBee VISION User Interface to ensure optimal usability and compatibility with commercial, professional, and NATO standards. This unique interface, when paired with the eBee VISION Ground Control Station, offers highly automated flight modes and precise telemetry to operators, enhancing overall operational efficiency and effectiveness.

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Our eBee TAC™ UAS is available for purchase for all military branches of US – We believe that the eBee TAC is ideally positioned to become an in-demand, mission critical tool for the U.S. military, government and civil agencies and our allies worldwide, positively impacting our financial performance in the years ahead. In addition to being available for purchase under our own GSA Schedule Contract, the eBee TAC is available for purchase by U.S. government agencies and all branches of the military on GSA Schedule Contract #47QTCA18D003G, supplied by Hexagon US Federal as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System (“ARTEMIS”).

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AgEagle was awarded a Multiple Award Schedule (“MAS”) Contract by the U.S. federal government’s General Services Administration (“GSA”) – In April 2023, the centralized procurement arm of the federal government, the GSA, awarded us with a five-year MAS contract. The GSA Schedule Contract is a highly coveted award in the government contracting space and is the result of a rigorous proposal process involving the demonstration of products and services in-demand by government agencies, and the negotiation of their prices, qualifications, terms and conditions. Contractors selling through the GSA Contract are carefully vetted and must have a proven track record in the industry. We believe that this will serve to advance our efforts to achieve deeper penetration of the government sector over the next five years.

In July 2023 alone, we completed a comprehensive training session with our first European military customers, who were confirmed as eBee VISION operators and qualified trainers of new users. These new customers confirmed with AgEagle’s technical teams that all operational capabilities of the eBee VISION continue to meet and exceed performance benchmarks in scouting, surveillance, usability, fast deployment and flight time, among other use case criteria specified by the international military community. We have also been working in close collaboration with our network of valued added reselling partners in France, United Kingdom, Poland, Italy and Spain, among other countries, to conduct live demonstrations and technical exchanges with prospective new customers, with emphasis on showcasing use of eBee VISION UAS for public safety and first responder missions, border patrol and a wide range of commercial applications. On September 6, 2023, the Company announced that commercial production of the eBee VISION had commenced and orders for the systems are being accepted since then.

In early October 2023, the eBee X series of drones were designated with the C6 class identification label in accordance with European Union regulations. As of January 1, 2024, drone operators of C6-labeled eBees have been able to conduct BVLOS operations with airspace observers over a controlled ground area in a sparsely populated environment throughout Europe. Operators simply need to submit a required declaration with their applicable National Aviation Authority indicating whether they intend to fly missions in accordance with the European Standard Scenario- (“STS-”) 01 or STS-02. The inclusion of the C6 marking alongside our C2-labeled eBee drones will significantly enhance the market advantages for our European customers. It grants access to areas and operational modes restricted to drones weighing over 4 kg, all without the requirement for formal permissions or regulatory waivers. Currently, only eBee drones possess both the C2 and C6 marking, affirming their status as the safest choice for flying over people and conducting BVLOS operations. As of January 1, 2024, drone operators of C6-labeled eBees have been able to conduct BVLOS operations with airspace observers over a controlled ground area in a sparsely populated environment throughout Europe. Operators simply need to submit a required declaration with their applicable National Aviation Authority indicating whether they intend to fly missions in accordance with the European Standard Scenario- (“STS-”) 01 or STS-02. The inclusion of the C6 marking alongside our C2-labeled eBee drones will significantly enhance the market advantages for our European customers. It grants access to areas and operational modes restricted to drones weighing over 4 kg, all without the requirement for formal permissions or regulatory waivers. Currently, only eBee drones possess both the C2 and C6 marking, affirming their status as the safest choice for flying over people and conducting BVLOS operations.

In March of 2024, we were selected to provide 50 RedEdge-P cameras for use by Greece’s Hellenic Republic Ministry of Rural Development. These will be used for optimum monitoring of agricultural activity such as soil analysis, irrigation, crop quality/maturity, and vegetation indices, all critical to maximizing the output of agricultural products. This award serves as a continued validation of our product in a world focusing more and more on optimizing output for a rapidly growing population. Investment in our sensor product line continues, with focus on optimizing performance through introduction of new hardware and processing algorithms

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Our eBee™ X series of fixed wing UAS, including the eBee X, eBee Geo and eBee TAC, were the first on the market to comply with Category 3 of the sUAS Over People rules published by the FAA. It is another important testament of our commitment to providing best-in-class solutions to our commercial customers, and we believe it will serve as a key driver in the growth of eBee utilization in the United States. We further believe it will improve the business applications made possible by our drone platform for a wide range of commercial enterprises which stand to benefit from adoption of drones in their businesses – particularly those in industries such as insurance for assessment of storm damage, telecommunications for network coverage mapping and energy for powerline and pipeline inspections, just to name a few.

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Our eBee X series of drones are the world’s first UAS in its class to receive design verification for BVLOS and OOP from European Union Aviation Safety Agency (“EASA”). The EASA design verification report demonstrates that the eBee X meets the highest possible quality and ground risk safety standards and, thanks to its lightweight design, effects of ground impact are reduced. As such, drone operators conducting advanced drone operations in 27 European Member States, Iceland, Liechtenstein, Norway, and Switzerland can obtain the HIGH or MEDIUM robustness levels of the M2 mitigation without additional verification from EASA. Regulatory constraints relating to limitations of BVLOS and OOP have continued to be a gating factor to widespread adoption of commercial drone technologies across a wide range of industry sectors worldwide. Being the first company to receive this DVR from EASA for M2 mitigation is a milestone for AgEagle and our industry in the European Union and will be key to fueling growth of our international customer base.

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Our global reseller network currently has more than 200 drone solutions providers in 75+ countries. By leveraging our relationships with the specialty retailers that comprise our global reseller network, AgEagle benefits from enhanced brand-building, lower customer acquisition costs and increased reach, revenues and geographic and vertical market penetration. Through closer integration of our Acquisitions (2021), we can now leverage our collective reseller network to accelerate our revenue growth by educating and encouraging our partners to market AgEagle’s full suite of airframes, sensors and software as bundled solutions in lieu of marketing only previously siloed products or product lines to end users.

Risk Factors Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the documents incorporated by reference and the section titled “Risk Factors” in this prospectus. Some of these risks include the following:

Risks Related to Our Business and the Industries We Serve

●	Product development is a long, expensive, and uncertain process.
●	Successful technical development of our products does not guarantee successful commercialization.
●	We may incur substantial product liability claims relating to our products.
●	For certain of the components included in our products, there are a limited number of suppliers we can rely on.
●	Threats against sovereign security internationally could have a material adverse effect on our business, cash flows and results of operations.

Risks Related to Our Customers and Partners

●	We derive a substantial amount of our revenues from only a few of our customers.
●	The length of our sales cycle can be unpredictable.

Risks Stemming from Our Competitors

●	We expect to face intense competition in the commercial drone industry.
●	Our business depends on building and maintaining a strong brand, and any negative publicity related to the “AgEagle” brand name could materially adversely affect our business.

Risks Relating to Protecting Our Intellectual Property

●	Our competitive position could be impaired if we fail to adequately protect our proprietary intellectual property rights.

Risks Relating to Government Regulation

●	We are subject to stringent U.S. export and import control laws and regulations.

Risks Related to this Offering and Our Securities

●	The Series A Warrants, Series B Warrants, and Pre-Funded Warrants will not be listed or quoted on any exchange.
●	Provisions of the Series A Warrants and Series B Warrants offered pursuant to this prospectus could discourage an acquisition of us by a third-party.
●	The Series A Warrants and Series B Warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.
●	We may not receive any additional funds upon the exercise of the Series A Warrants.
●	Our issuance of additional capital stock in the future will dilute all other stockholders.
●	Future sales of our Common Stock could cause the market price for our Common Stock to decline.
●	The market price of our securities may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

General Risks

●	We have a history of operating losses and expect to incur significant additional operating expenses.
●	Natural disasters could disrupt our business and flight schedule.
●	We may have increasing difficulty attracting and retaining qualified outside Board members.
●	The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

Our Corporate Information

We were incorporated in the State of Nevada on April 22, 2015. Our principal executive offices are located at 8201 E. 34th Street N., Suite 1307, Wichita, Kansas 67226 and our telephone number is 620-325-6363. Our website address is http://www.ageagle.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

7

THE OFFERING

Units Offered:

26,899,996 units (the “Units”), consisting of (a) common Units (the “Common Units”), each consisting of one share of our common stock, $0.001 par value per share, one Series A warrant (“Series A Warrant”) to purchase one share of common stock and one Series B warrant (“Series B Warrant”) to purchase one share of common stock and (b) pre-funded Units (the “Pre-Funded Units”), each consisting of one pre-funded warrant (a “Pre-Funded Warrant”) to purchase one share of common stock, one Series A Warrant and one Series B Warrant.

Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Pre-Funded Unit is equal to the price per Common Unit minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Series A Warrants and Series B Warrants Offered	Each Series A Warrant is exercisable at the public offering price of $0.24, or pursuant to an alternate cashless exercise option, and each Series B Warrant is exercisable at an exercise price of $0.50. The Series A Warrants and Series B Warrants will be immediately exercisable and will expire five years (with respect to the Series A Warrants) or five years (with respect to the Series B Warrants) from the closing date of this offering. See “Description of Securities—Series A Warrants and Series B Warrants to be issued in this offering”.

Pre-Funded Warrants Offered

Each Pre-Funded Warrant will be exercisable for one share of our common stock and will be exercisable at any time after its original issuance until exercised in full, provided that the purchaser will be prohibited from exercising Pre-Funded Warrants for shares of our common stock if, as a result of such exercise, the purchaser, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

This prospectus also relates to the offering of the common stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities—Pre-Funded Units and Pre-Funded Warrants to be issued in this offering.”

Common stock outstanding as of September 30, 2024 before this offering(1)	17,320,462

Common Stock Outstanding Immediately After this Offering:	Assuming the maximum number of Units sold, 44,220,458 (assuming we only sell Common Units and no Pre-Funded Units and no exercise of the Series A Warrants and Series B Warrants).

Use of Proceeds:

We estimate that our proceeds from the sale of the Registered Securities we are offering will be approximately $5.5 million, based upon the public offering price of $0.24 per share of Common Stock, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. See “Use of Proceeds.”

We currently intend to use the net proceeds to (i) pay down existing debt and (ii) for general corporate and working capital purposes.

Risk Factors:	You should carefully read the “Risk Factors” on page 9 and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Registered Securities.

Symbol for Our Common Stock:	UAVS. There is no established public trading market for the Series A Warrants, Series B Warrants, or Pre-Funded Warrants, and we do not intend to list the Series A Warrants, Series B Warrants, or the Pre-Funded Warrants on any national securities exchange or trading system.

(1)	Based on shares of common stock outstanding on September 30, 2024, and excludes:

	●	8,740,340 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.60; and

	●	3,700 outstanding shares of Series F Preferred Stock.

Unless otherwise indicated, all information in this prospectus assumes the exercise of the Pre-Funded Warrants sold in this offering and no exercise of any Series A Warrants or Series B Warrants issued in this offering.

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RISK FACTORS

The risk factors discussed below could cause our actual results to differ materially from those expressed in any forward-looking statements. Although we have attempted to list comprehensively these important factors, we caution you that other factors may in the future prove to be important in affecting our results of operations. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The risks described below set forth what we believe to be the most material risks associated with the purchase of our Common Stock. Before you invest in our Common Stock, you should carefully consider these risk factors, as well as the other information contained in this prospectus.

We have a history of operating losses and expect to incur significant additional operating expenses.

Through our wholly-owned subsidiary, AgEagle Aerial, Inc., we have been operating for over ten years. It was not until 2021 that we acquired the latest go-to-market airframes, sensors and software technologies of our products. As of December 31, 2023, we had an accumulated deficit of approximately $165.6 million, which included net losses of approximately $42.4 million and $58.3 million for the years ended December 31, 2023 and 2022, respectively. As of June 30, 2024, we had an accumulated deficit of approximately $180.1 million, which included net losses of approximately $9.2 million and $9.9 million for the six months ended June 30, 2024 and 2023.We are currently still incurring significant net losses as we continue to invest in our business strategy and grow our business as a result, we cannot guarantee that when we expect to generate sufficient cash flows from operations to be adequate to cover our operating business. Moreover, even if we achieve profitability, given the competitive and evolving nature of the industries in which we operate, we may be unable to sustain or increase profitability and failure to do so would adversely affect our business, including our ability to raise additional funds.

We will need additional funding and may be unable to raise capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts on product and software development. We will require additional funds to support our continued research and development activities, as well as the costs of commercializing, marketing and selling any existing and new products and/or services resulting from those activities. Until such time, if ever, that we can generate sufficient revenue and achieve profitability, we will need to meet our future cash needs through equity or debt financings. There can be no assurance that we will be successful in our capital raising efforts.

We will require additional financing in the future. If we are unable to raise additional capital, we may have to delay, curtail, or eliminate commercializing, marketing and selling one or more of our solutions. Should the financing we require be unavailable to us, or on terms unacceptable to us when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition, and prospects.

In addition, if additional funds are obtained through arrangements with collaborative partners or other non-dilutive sources, we may have to relinquish economic and/or proprietary rights to some of our technologies or products under development that we would otherwise seek to develop or commercialize by ourselves. Such events may have a material adverse effect on our business, operating results, financial condition and prospects.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2023, the Company had $0.8 million of cash on hand and working capital of negative $0.5 million, and the Company had $1.0 million of cash on hand and working capital of negative $2.8 million as of June 30, 2024. During the year ended December 31, 2023, the Company incurred a net loss of approximately $42.4 million and used cash in operating activities of approximately $11.0 million. The Company incurred a net loss of approximately $9.2 million and used cash in operating activities of approximately $3.0 million during the six months ended June 30, 2024. While the Company has historically been successful in raising capital to meet its working capital needs, the ability to continue raising such capital to enable the Company to continue its growth is not guaranteed. As the Company will require additional liquidity to continue its operations and meet its financial obligations over the next twelve months, there is substantial doubt about the Company’s ability to continue as a going concern. The Company is evaluating strategies to obtain the required additional funding for future operations and the restructuring of operations to grow revenues and reduce expenses.

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If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing options are available. The consolidated financial statements contained in this Annual Report do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern

Risks Related to Our Business and the Industries We Serve

We operate in evolving markets, which makes it difficult to evaluate our business and future prospects.

AgEagle’s drone, sensor and software technologies are and will be sold in new and rapidly evolving markets. The commercial UAV industry is in the early stages of customer adoption and the FAA’s definition of regulations relating to the integration of commercial drones into the U.S. National Airspace System is rapidly evolving. Accordingly, our business and future prospects may be difficult to evaluate. We cannot accurately predict the extent to which demand for our drone systems and solutions will increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact our ability to do the following:

●	Generate sufficient revenue to achieve sustainable profitability;

●	Acquire and maintain market share;

●	Achieve or manage growth in our business operations;

●	Renew contracts;

●	Attract and retain software and system engineers and other highly qualified personnel;

●	Successfully develop for the commercial market new products and end-to-end solutions;

●	Adapt to new or changing polices and spending priorities of current and prospective clients; and

●	Access to additional capital when required and on reasonable terms.

If we fail to address these and other challenges, risks and uncertainties successfully, our business, results of operations and financial condition would be materially harmed.

Product development is a long, expensive, and uncertain process.

The development of UAV systems is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market, which might allow competing products to emerge during the development and certification process. We plan to continue making significant investments in research and development relating to our products and technology services, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and will likely negatively affect our results of operations.

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Successful technical development of our products does not guarantee successful commercialization.

Although we have successfully acquired our fully developed go-to-market UAV systems, sensors, and software technology solutions ready for sale or subscription, we may still fail to achieve commercial success for several reasons, including, among others, the following:

●	failure to obtain the required regulatory approvals for their use;

●	rapid obsolescence of a product due to new, more advanced technologies;

●	prohibitive production costs;

competing products;

●	lack of product innovation;

●	unsuccessful distribution and marketing through our sales channels;

●	insufficient cooperation from our supply and distribution partners; and

●	product development that does not align with or meet customer needs.

Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, our solutions may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with our competitors; or may not feel there is a significant need for the products we develop. As a result, significant revenue from our current and new product investments may not be achieved for several years, if at all, and that will affect the Company’s profitability.

We face competition from other companies, many of which have substantially greater resources.

Our competitors may be able to provide customers with products that have different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence, price, and the availability of key professional personnel. Furthermore, many of our competitors may be able to utilize their substantially greater resources and economies of scale to develop competing products and technologies, manufacture in high volumes more efficiently, divert sales away from us by winning broader contracts or hire away our employees by offering more lucrative compensation packages. Small business competitors may be able to offer more cost competitive solutions, due to their lower overhead costs. The markets for commercial drones and services are quickly expanding, and competition is intensifying as additional competitors enter the market and current competitors expand their product offerings. In order to secure contracts successfully when competing with larger, better financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the contract, which could adversely affect our margins. Our failure to compete effectively could have a material adverse effect on our business, prospects, financial condition or future operating results.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and successful in the development of our products and to our future growth potential. Patent protection can be limited and not all intellectual property can be patented. We expect to rely on a combination of patent, trademark, copyright and trade secret laws, as well as confidentiality and non-disclosure agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. As we currently only have a limited amount of granted patent or copyright protections, we must rely on trade secrets and nondisclosure agreements, which provide limited protections. Our intellectual property rights may be challenged, invalidated, or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors.

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Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and products, which could result in decreased revenues. Litigation may be necessary to enforce our intellectual property rights, which could result in substantial costs to us and substantial diversion of management’s attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that our technologies infringe on the proprietary rights of any third party; however, claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnification.

We have developed and sold products and services in circumstances where insurance or indemnification may not be available, for example, in connection with the collection and analysis of various types of information. In addition, our products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion, and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we develop or deploy may be available in certain circumstances but not in others. Currently, the unmanned aerial systems industry lacks a formative insurance market. We may not be able to maintain insurance to protect against all operational risks and uncertainties that our customers confront. Substantial claims resulting from an accident, product failure, or personal injury or property liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We may incur substantial product liability claims relating to our products.

As a manufacturer of UAV products, and with aircraft and aviation sector companies under increased scrutiny in recent years, claims could be brought against us if use or misuse of one of our UAV products causes, or merely appears to have caused, personal injury or death. In addition, defects in our products may lead to other potential life, health and property risks. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources. We are unable to predict if we will be able to obtain or maintain product liability insurance for any of our products.

We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.

We regularly maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks, which exceed the FDIC insurance limits. We also maintain cash deposits in foreign banks where we operate, some of which are not insured or are only partially insured by the FDIC or other similar agencies. Bank failures, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints. For example, on March 10, 2023, Silicon Valley Bank failed and was taken into receivership by the FDIC. Additionally, on March 15, 2023, Credit Suisse announced that it would borrow up to 50 billion Swiss francs, or $53.7 billion, from the Swiss National Bank to address its liquidity concerns. We have historically maintained deposits less than $1 million euros at Credit Suisse and have now lowered our bank balances as part of our risk mitigation plan in connection with the foregoing. We may increase our deposits at Credit Suisse in the future however; and there can be no assurance that we will be able to effectively mitigate the risk of loss should a similar event impact Credit Suisse in the future or any other bank at which we maintain deposits. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S. or applicable foreign government, or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.

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If our subcontractors or suppliers fail to perform their contractual obligations, our performance and reputation as a contractor and our ability to obtain future business could suffer.

We often rely upon other companies to perform work we are obligated to perform for our customers. As we secure more work under certain of our contracts, we expect to require an increasing level of support from subcontractors that provide complementary or supplementary services to our offers. We are responsible for the work performed by our subcontractors, even though in some cases we have limited involvement in that work. If one or more of our subcontractors fails to satisfactorily perform the agreed-upon services on a timely basis or violates contracting policies, laws or regulations, our ability to perform our obligations as a prime contractor or meet our customers’ requirements may be compromised. In extreme cases, performance, or other deficiencies on the part of our subcontractors could result in a customer terminating our contract for default. A termination for default could expose us to liability, including liability for the costs of re-procurement, could damage our reputation and could hurt our ability to compete for future contracts.

For certain of the components included in our products, there are a limited number of suppliers we can rely upon. If we are unable to obtain these components when needed, we could experience delays in the manufacturing of our products and our financial results could be adversely affected.

Suppliers of some of the components of our products may require us to place orders with significant lead-time to assure supply in accordance with their manufacturing requirements and enter into agreements specifically for our technological services business. Delays in supply may significantly hurt our ability to fulfill our contractual obligations and therefore our business and result of operations. In addition, we may not be able to continue to obtain such components from these suppliers on satisfactory commercial terms. Disruptions of our manufacturing operations would ensue if we were required to obtain components from alternative sources, which would have an adverse effect on our business, results of operations and financial condition.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified executive, technical and sales personnel. The failure to recruit additional key personnel when needed, with specific qualifications, on acceptable terms and with an ability to maintain positive relationships with our partners, might impede our ability to continue to develop, commercialize and sell our products and services. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to become profitable.

Our future growth depends on our gaining market acceptance and regular production orders for our products and services. Our marketing plan includes attendance at trade shows, conducting private demonstrations, advertising, social media, public relations, promotional materials and advertising campaigns in print and/or broadcast media. In addition, our marketing plan incorporates strategies to nurture, expand and leverage our global reseller network and relationships with government and defense contractors to achieve greater market penetration in the commercial and government/military verticals. In the event we are not successful in obtaining a significant volume of orders for our products and technology services, we will face significant obstacles in expanding our business. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

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Our operating margins may be negatively impacted by reduction in sales or an increase in the cost of products sold.

Expectations regarding future sales and expenses are largely fixed in the short term. We maintain raw materials and finished goods at a volume we feel is necessary for anticipated distribution and sales. Therefore, we may not be able to reduce costs in a timely manner to compensate for any unexpected shortfalls between forecasted and actual sales.

We face a significant risk of failure because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

●	the timing of sales or subscription of our products;

●	unexpected delays in introducing new products and services;

●	increased expenses, whether related to sales and marketing or administration; and

●	costs related to possible acquisitions of businesses.

Rapid technological changes may adversely affect the market acceptance of our products and could adversely affect our business, financial condition, and results of operations.

The markets in which we compete are subject to technological changes, introduction of new products, change in customer demands and evolving industry standards. Our future success will depend upon our ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of our customers by supporting existing and new technologies and by developing and introducing enhancements to our current products and services and new products and services. We may not be successful in developing and marketing enhancements to our products that will respond to technological change, evolving industry standards or customer requirements. In addition, we may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of such enhancements and such enhancements may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If release dates of our new products or enhancements are delayed or, if when released, they fail to achieve market acceptance, our business, operating results, and financial condition may be adversely affected.

Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies, or limitations put on the use of small UAS in response to public privacy concerns, may prevent us from expanding the sales of our drone solutions to commercial and industrial customers in the United States.

The regulation of small UAS for commercial use in the United States is undergoing substantial change and the ultimate treatment is uncertain. In August 2016, the FAA’s final rules regarding the routine use of certain small UAS (under 55 pounds) in the U.S. National Airspace System went into effect, providing safety regulations for small UAS conducting non-recreational operations and contain various limitations and restrictions for such operations, including a requirement that operators keep UAS within visual-line-of-sight and prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. In April 2021, the FAA’s final rules requiring remote identification of UAS went into effect. On the same day, the final rule for operation of small UAS to fly over people and at night under certain conditions also went into effect. We cannot assure you that any additional final rules will result in the expanded use of our UAS and UAS solutions by commercial and industrial entities. In addition, there exists public concern regarding the privacy implications of U.S. commercial use of small UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. We cannot assure you that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAS by the commercial use markets.

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Federal, state and tribal government regulation of domestic hemp cultivation is new and subject to constant change and evolution, and unfavorable developments could have an adverse effect on our operating results.

Any changes in laws or regulations relating to domestic hemp cultivation could adversely affect our business, results of operations and our business prospects for our HempOverview SaaS platform.

We may pursue additional strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider additional potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

These activities, if successful, create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; (iv) potential unknown or unquantifiable liabilities associated with the target company; and (v) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access the capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results.

Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

Cyberattacks and other security breaches of network or information technology security could have an adverse effect on our business.

We maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to deliver our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We develop and maintain an information security program to identify and mitigate cyber risks, but the development and maintenance of this program is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

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The potential liabilities associated with these events could exceed the insurance coverage we maintain. Our inability to operate our facilities as a result of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors. In addition, a failure to protect the privacy of customer and employee confidential data against breaches of technology platforms or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material adverse effect on our business, operating results and financial condition.

Successful cybersecurity attacks or other security incidents however, could result in, for example, one or more of the following: unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third party data or systems; theft or import or export of sensitive, regulated, or confidential data including personal information and intellectual property, including key innovations in artificial intelligence, quantum, or other disruptive technologies; the loss of access to critical data or systems through ransomware, crypto mining, destructive attacks or other means; and business delays, service or system disruptions or denials of service.

We may not be successful in our artificial intelligence initiatives, which could adversely affect our business, reputation, or financial results.

The development of generative artificial intelligence (“AI”) technologies is complex, and there are technical challenges associated with achieving the desired level of accuracy, efficiency, and reliability. The algorithms and models utilized in generative AI systems may have limitations, including biases, errors, or inability to handle certain data types or scenarios. Furthermore, there is a risk of system failures, disruptions, or vulnerabilities that could compromise the integrity, security, or privacy of the generated content. These limitations or failures could result in reputational damage, legal liabilities, or loss of user confidence.

We are making investments in AI initiatives, including generative AI, to, among other things, develop new products, and develop new features for existing products. There are significant risks involved in development and deploying AI and there can be no assurance that the usage of AI will enhance our products or services or be beneficial to our business, including our efficiency or profitability. For example, our AI-related efforts may give rise to risks related to accuracy, intellectual property infringement or misappropriation, data privacy, and cybersecurity, among others. In addition, these risks include the possibility of new or enhanced governmental or regulatory scrutiny, litigation, or other legal liability, ethical concerns, negative consumer perceptions as to automation and AI, or other complications that could adversely affect our business, reputation, or financial results. Further, we face significant competition from other companies that are developing their own AI products and technologies. Those other companies may develop AI products and technologies that are similar or superior to our technologies or are more cost-effective to develop and deploy. We cannot guarantee that third parties will not use such AI technologies for improper purposes, including through the dissemination of inaccurate content, intellectual property infringement or misappropriation, furthering cybersecurity attacks, data privacy violations, or to develop competing technologies. As such, it is not possible to predict all of the risks related to the use of AI and changes in laws, rules, directives, and regulations governing the use of AI may adversely affect our ability to develop and use AI or subject us to legal liability.

The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) require the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments, and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required.

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Our results of operations can be significantly affected by foreign currency fluctuations and regulations.

A significant portion of our revenues is currently derived in the local currencies of the foreign jurisdictions in which our products are sold. Accordingly, we are subject to risks relating to fluctuations in currency exchange rates. In the future, and especially as we further expand our sales efforts in international markets, our customers will increasingly make payments in non-U.S. currencies. Fluctuations in foreign currency exchange rates could affect our revenues, operating costs and operating margins. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency or if it reduces the cost-competitiveness of our products. We cannot predict the effect of future exchange rate fluctuations on our operating results.

Our results could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.

Natural disasters, such as hurricanes, tornadoes, floods, earthquakes and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war, labor unrest, and other political instability; or other catastrophic events, such as disasters occurring at our manufacturing facilities, could disrupt our operations or the operations of one or more of our vendors. In particular, these types of events could impact our product supply chain from or to the impacted region and could impact our ability to operate. In addition, these types of events could negatively impact consumer spending in the impacted regions. Disasters occurring at our facilities could impact on our reputation and our customers’ perception of our brands. To the extent any of these events occur, our operations and financial results could be adversely affected.

International trade disruptions or disputes could adversely affect our business and operating results.

Significant portions of our business are conducted in Europe, Asia, and other international geographies. Interruptions in international relationships such as the exit by the U.K., commonly referred to as “Brexit” from the EU, or the rapidly evolving conflict between Russia and Ukraine, and trade disputes such as the current trade negotiations between the U.S. and China, could result in changes to regulations governing our products and our intellectual property, disruption of our manufacturing or commercial operations, our inability to timely engage with and collect payment from customers in Russia and other affected regions, or otherwise affect our ability to do business. Although these global problems transcend our company and afflict companies across industries and borders, these and similar events could adversely affect us, or our business partners or customers.

Russia’s military conflict in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets. Although our business does not have any direct exposure to Russia or the adjoining geographic regions, the extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond our control. Prolonged unrest intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

There has been volatility in financial markets as a result of a number of factors, including, but not limited to, banking instability, global conflict, including the war in Ukraine and the Israel-Hamas war, inflation, changes in interest rates, and volatile markets. There is a risk that as a result of these macroeconomic factors, we could experience declines in all, or in portions, of our business. Economic uncertainty may cause some of our current or potential customers to curtail spending in our marketplace and may ultimately result in cost challenges to our operations. Any resulting adverse effects to our customers’ liquidity or financial performance could reduce the demand for our products or affect our allowance for collectability of accounts receivable. These adverse conditions could result in reductions in revenue, increased operating expenses, longer sales cycles, slower adoption of new technologies, and increased competition. We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally. If general economic conditions significantly deviate from present levels, our business, financial condition, and operating results could be adversely affected.

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Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

Our results of operations are materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, terrorism, aging infrastructure, pandemics, energy and commodity prices, trade laws, election cycles and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and/or budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.

Threats against sovereign security internationally could have a material adverse effect on our business, cash flows and results of operations.

We are closely monitoring the impacts of Russia’s aggression towards Ukraine, Chinese threats towards Taiwan and Australia, Middle Eastern conflicts and general economic conditions on global supply chain, manufacturing, and logistics operations. Russia’s continued and unresolved aggression toward the Ukraine could result in further imposed sanctions on Russia by the global community, which could thwart their ability to export commodities. Any significant or prolonged delay or interruption in delivery could impair supply and prices, thus our ability to meet the demands of our customers and could harm our business.

The expansion of our operations subjects us to additional risks that can adversely affect our operating results.

We contemplate further expansion of our operations as part of our growth strategy, including the development and evolution of our technologies. Our current and contemplated operations subject us to a variety of risks, including:

●	recruiting and retaining talented and capable management and employees;

●	competition from other companies with significant market share in those markets and with better understanding of demand;

●	difficulties in enforcing contracts, collecting accounts receivables, and longer payment cycles;

●	regulatory, political or contractual limitations on our ability to operate in certain foreign markets, including trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses;

●	compliance with anti-bribery laws, including without limitation the Foreign Corrupt Practices Act;

●	varying security laws and regulations in other countries;

●	increased management, travel, infrastructure and legal compliance costs associated with having multiple operations;

●	current, mutated and future pandemic restrictions overseas that may be less or more restrictive than U.S. federal and state regulations;

●	differing regulatory and legal requirements and possible enactment of additional regulations or restrictions on the use, import or export of our products and services, which could delay or prevent the sale or use of our products and services in some jurisdictions;

●	transaction risk, which may negatively affect our revenue, cost of net revenue, and gross margins, and could result in exchange losses;

●	heightened exposure to political instability, war, pandemics and terrorism;

●	weaker demand in certain global regions;

●	weaker protection of intellectual property rights in some countries; and

●	overlapping of different tax regimes.

Any of these risks could harm our operations and reduce our sales, adversely affecting our business, operating results, financial condition and growth prospects.

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We are subject to the Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits companies and their intermediaries from making payments to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage.

We are also subject to anti-bribery laws in the jurisdictions in which we operate. Although we have policies and procedures designed to ensure that we, our employees and our agents comply with the FCPA and other anti-bribery laws, there is no assurance that such policies or procedures will protect us against liability under the FCPA or other laws for actions taken by our agents, employees and intermediaries with respect to our business or any businesses that we acquire. We do business in a number of countries in which FCPA violations by other companies have recently been enforced. Failure to comply with the FCPA, other anti-bribery laws or other laws governing the conduct of business with foreign government entities, including local laws, could disrupt our business and lead to severe criminal and civil penalties, including imprisonment, criminal and civil fines, loss of our export licenses, suspension of our ability to do business with the federal government, denial of government reimbursement for our products and/or exclusion from participation in government healthcare programs. Other remedial measures could include further changes or enhancements to our procedures, policies, and controls and potential personnel changes and/or disciplinary actions, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity. We could also be adversely affected by any allegation that we violated such laws.

We are subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

Our products are subject to export control and import laws, tariffs, and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. Exports of our products must be made in compliance with these laws, tariffs, and regulations. If we fail to comply with these laws, tariffs, and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers. In addition, changes in our products or changes in applicable export or import laws, tariffs, and regulations may create delays in the introduction and sale of our products in international markets or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws, tariffs, and regulations, or change in the countries, governments, persons, products, or technologies targeted by such laws, tariffs, and regulations, could also result in decreased use of our products, or in our decreased ability to export or sell our products to existing or potential customers. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, financial condition and results of operations.

Worldwide and domestic economic trends and financial market conditions, including an economic decline in the industries we serve, may adversely affect our operating performance.

We intend to distribute our products and services in a number of countries and derive revenues from both inside and outside the United States. We expect our business will be subject to global competition and may be adversely affected by factors in the United States and other countries that are beyond our control, such as disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, elevated unemployment levels, sluggish or uneven recovery, in specific countries or regions, or in the agricultural industry; social, political or labor conditions in specific countries or regions; natural and other disasters affecting our operations or our customers and suppliers; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which we operate. Unfavorable global or regional economic conditions, including an economic decline in the industries we serve – including, but not limited to, agriculture, construction, energy, environmental monitoring, military/defense and public safety – could adversely impact our business, liquidity, financial condition and results of operations.

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Our senior management and key employees are important to our customer relationships and overall business.

We believe that our success depends in part on the continued contributions of our senior management and key employees. We rely heavily on our executive officers, senior management and key employees to generate business and execute programs successfully. In addition, the relationships and reputation that members of our management team and key employees have established and maintain with certain key customers continue to our ability to maintain good customer relations and to identify new business opportunities. The loss of any of our executive officers, members of our senior management team or key employees could significantly delay or prevent the achievement of our business objectives and could materially harm our business and customer relationships and impair our ability to identify and secure new contracts and otherwise manage our business.

If we cannot maintain our company culture as we grow, our success and our business and competitive position may be harmed.

We believe our culture has been a key contributor to our success to date and that the critical nature of the platform that we provide promotes a sense of greater purpose and fulfillment in our employees. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. If we fail to maintain our company culture, our business and competitive position may be harmed.

We may not be able to convert our orders in backlog into revenue.

While many of our orders were accompanied by a deposit, the deposits are refundable and may be cancelled under certain circumstances without penalty. As a result, we may not receive revenue from these orders, and any order backlog we report may not be indicative of our future revenue.

Many events may cause a delay in our ability to fulfill reservations or cause planned deliverables to not be completed at all, some of which may be out of our control, including unexpected weather patterns, maintenance issues, natural disasters, power shortages, blackouts, aging infrastructure, telecommunication failures, pandemics, changes in governmental regulations or in the status of our regulatory approvals or applications or other events that force us to cancel or reschedule flights. If we delay fulfillment or if customers reconsider their desired experience, those customers may seek to cancel their planned purchases and may obtain a full or partial refund.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including and not limited to:

●	the cost of raw materials or supplied components critical for the manufacture and operation of our products;

●	political instability, wars and aggression against sovereign countries;

●	the timing and cost of, and level of investment in, research and development relating to our technologies and our current or future facilities;

●	developments involving our competitors;

●	tragedies regarding ancillary competitors, such as airplane or space travel, may spook our customers even though such tragedies are unrelated to our industry;

●	changes in governmental regulations or in the status of our regulatory approvals or applications;

●	future accounting pronouncements or changes in our accounting policies

●	our ability to attract and retain new customers;

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●	the loss of existing customers;

●	customer renewal rates;

●	our ability to successfully expand our business in the U.S. and internationally;

●	our ability to foster an ecosystem of developers and users to expand the use cases of our products;

●	our ability to gain new partners and retain existing partners;

●	fluctuations in the growth rate of the overall market that our products address;

●	fluctuations in the mix of our revenue, which may impact our gross margins and operating income;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business and operations, including investments in sales and marketing, research and development and general and administrative resources;

●	network outages or performance degradation;

●	breaches of, or failures relating to, security, privacy, or data protection;

●	general economic, industry and market conditions;

●	increases or decreases in the number of elements of our subscriptions or pricing changes upon any renewals of customer agreements;

●	changes in our pricing policies or those of our competitors;

●	the budgeting cycles and purchasing practices of customers;

●	decisions by potential customers to purchase alternative solutions;

●	decisions by potential customers to develop in-house solutions as alternatives to our products;

●	insolvency or credit difficulties confronting our customers, which could adversely affect their ability to purchase or pay for our offerings;

●	our ability to collect timely on invoices or receivables;

●	delays in our ability to fulfill our customers’ orders;

●	the cost and potential outcomes of future litigation or other disputes;

●	future accounting pronouncements or changes in our accounting policies;

●	our overall effective tax rate, including impacts caused

●	fluctuations in stock-based compensation expense;

●	fluctuations in foreign currency exchange rates;

●	the timing and success of new offerings introduced by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, customers or partners;

●	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies;

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors; and

●	other risk factors described in this prospectus.

The individual or cumulative effects of factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.

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This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if the guidance we provide is below the expectations of analysts or investors, the price of our Common Stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

We expect our revenue mix to vary over time, which could harm our gross margin and operating results.

We expect our revenue mix to vary over time due to a number of factors, including the mix of our revenue streams and our professional services revenue. Due to the differing revenue recognition policies applicable to our subscriptions and professional services, shifts in our business mix from quarter to quarter could produce substantial variation in revenue recognized. Further, our gross margins and operating results could be harmed by changes in revenue mix and costs, together with numerous other factors, including entry into new markets or growth in lower margin markets; entry into markets with different pricing and cost structures; pricing discounts; and increased price competition. Any one of these factors or the cumulative effects of certain of these factors may result in significant fluctuations in our gross margin and operating results. This variability and unpredictability could result in our failure to meet internal expectations or those of securities analysts or investors for a particular period. If we fail to meet or exceed such expectations for these or any other reasons, the market price of our Common Stock could decline.

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2023 and 2022, we had net operating loss (“NOL”) carryforwards of $55.3 million and $20.9 million, respectively, which may be utilized against future income taxes. Limitations imposed by the applicable jurisdictions on our ability to utilize net operating loss carryforwards could cause income taxes to be paid earlier than would be paid if such limitations were not in effect and could cause such net operating loss carryforwards to expire unused, in each case reducing or eliminating the benefit of such net operating loss carryforwards. Furthermore, we may not be able to generate sufficient taxable income to utilize our net operating loss carryforwards before they expire. If any of these events occur, we may not derive some or all of the expected benefits from our net operating loss carryforwards.

Changes to existing accounting pronouncements or taxation rules or practices may cause adverse revenue fluctuations, affect our reported financial results or how we conduct our business.

Generally accepted accounting principles in the United States (“GAAP”) are promulgated by and are subject to the interpretation of the Financial Accounting Standards Board (“FASB”) and the U.S. Securities and Exchange Commission (“SEC”). New accounting pronouncements or taxation rules and varying interpretations of accounting pronouncements or taxation practices have occurred and may occur in the future. Any future changes in accounting pronouncements or taxation rules or practices may have a significant effect on how we report our results and may even affect our reporting of transactions completed before the change is effective. In addition, a review of existing or prior accounting practices may result in a change in previously reported amounts. This change to existing rules, future changes, if any, or the questioning of current practices may adversely affect our reported financial results, our ability to remain listed on the NYSE, or the way we conduct our business and subject us to regulatory inquiries or litigation.

If, in the future, we conclude our internal control over financial reporting is not effective, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our Common Stock.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the companies’ internal control over financial reporting in their annual reports on Form 10-K, including an assessment by management of the effectiveness of the filing company’s internal control over financial reporting. In addition, the independent registered public accounting firm auditing a public company’s financial statements must attest to the effectiveness of the Company’s internal control over financial reporting. There is a risk that in the future we may identify internal control deficiencies that suggest that our controls are no longer effective. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our Common Stock to decline and make it more difficult for us to finance our operations.

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We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

Risk Related to Our Product Offerings

Our future revenue and operating results are dependent on our ability to generate a sustainable order rate for our products and services and develop new technologies to meet the needs of our customers or potential new customers.

Our financial performance is dependent on our ability to generate a sustainable order rate for our products and services. This can be challenging and may fluctuate on an annual basis as the number of contracts awarded varies. If we are unable to win new awards or execute existing contracts as expected, our business, results of operations, and financial position could be further adversely affected.

The cyclical nature of the military and the mission they serve could negatively impact our ability to accurately forecast customer demand. The markets that we serve may not grow in the future and we may not be able to maintain adequate gross margins or profits in these markets. Our growth is dependent on the growth in the sales of services provided by our customers, our customers’ ability to anticipate market trends, and our ability to anticipate changes in the businesses of our customers and to successfully identify and enter new markets. If we fail to anticipate such changes in demand, our business, results of operations, and financial position could be adversely affected.

Our products and services embody complex technology and may not always be compatible with current and evolving technical standards and systems developed by others. Failure or delays to meet the requisite and evolving industry or user standards could have a material adverse effect on our business, results of operations, and financial condition. Failure of suppliers to deliver against end customer requirements could lead to a material adverse effect on our financial results.

We have previously experienced, and may experience in the future, delays or other complications in the design, manufacture and commercialization of new technology. If we fail to develop and successfully commercialize new technologies, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, or are inferior to those of our competitors, our business, financial condition and results of operations could be materially and adversely impacted.

If the market for our products and services fails to grow as we expect or takes longer than we expect to grow or if our current customers or prospective customers fail to adopt our platform, our business, financial condition and results of operations could be harmed.

Although demand for imagery and related analytics products and services has grown in recent years, the market for analytics products and services, in particular, continues to evolve, and the market for our data may not be as significant as we expect. Further, the number of customers that we believe may be interested in our analytics products and services may be less than we anticipate. We cannot be sure that these markets will continue to grow or, even if they do grow, that businesses will adopt our technology. Our future success will depend in large part on our ability to further penetrate the existing market for Earth imaging and related data analytics. We have spent, and intend to keep spending, considerable resources to educate potential customers about analytics products and services in general and our platform in particular. However, we cannot be sure that these expenditures will help our products achieve any additional market acceptance. In addition, it may take substantial time, potentially longer than we initially forecast or anticipate, to bring on new customers or for existing customers to purchase new products or offerings we may have. Furthermore, potential customers could have made significant investments in alternative platforms or services, or may not be persuaded that our proprietary data is needed for their business or operations. If the market fails to grow or grows more slowly than we currently expect or businesses fail to adopt our platform, our business, operating results, and financial condition could be adversely affected.

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If consumers do not perceive our service offerings to be of high quality, if we fail to introduce new and improved products and services, or if we introduce new products or services that are not favorably received by the market, we may not be able to attract or retain customers. If we are unable to attract new customers in numbers sufficient to grow our business, or if we suffer attrition among customers, our revenue may decrease, and our operating results will be adversely affected. If our efforts to satisfy our existing customers are not successful, we may not be able to attract new customers. Further, if excessive numbers of customers do not continue to utilize our service or our customer base does not continue to grow, we may be required to incur significantly higher marketing expenses than we currently anticipate to replace these customers with new customers or attract new customers, which could have an adverse effect on our business, financial condition and results of operations.

Our customers rely on our customer support personnel to resolve issues and realize the full benefits that our platform provides. High-quality support is also important for the renewal and expansion of our subscriptions with existing customers. The importance of our support function will increase as we expand our business and pursue new customers. If we do not help our customers quickly resolve issues and provide effective ongoing support, our ability to maintain and expand our subscriptions to existing and new customers could suffer, and our reputation with existing or potential customers could suffer.

Any delays in the development and manufacture of additional flight systems, cameras and related technology may adversely impact our business, financial condition and results of operations.

We have previously experienced, and may experience in the future, delays or other complications in the design, manufacture, launch, production, delivery and servicing ramp of new flight systems, cameras and related technology. If delays like this arise or recur, if our remediation measures and process changes do not continue to be successful or if we experience issues with planned manufacturing improvements or design and safety, we could experience issues in sustaining the ramp of our products or delays in increasing production further.

If we encounter difficulties in scaling our delivery or servicing capabilities, if we fail to develop and successfully commercialize new technologies, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived as less safe than those of our competitors, our business, financial condition and results of operations could be materially and adversely impacted.

Our products deliverables are subject to a lengthy sales cycle and our customers may cancel or change their product plans after we have expended substantial time and resources in the design of their products.

Our customers often evaluate our products for several months or more before designing them into their systems. During this lengthy sales cycle, our potential customers may cancel or change their product plans. In addition, we are working with leading customers in our target markets to define our future products. If customers cancel, reduce or delay product orders from us, or choose not to release products that incorporate our devices after we have spent substantial time and resources developing products or assisting customers with their product design, our revenue levels may be less than anticipated and our business, results of operations and financial condition may be materially adversely affected.

If we fail to adequately forecast demand for our product offerings, we may incur product shortages or excess product inventories.

Our agreements with certain suppliers require us to provide forecasts of our anticipated sales orders and place binding commitments in advance of receiving orders from our customers. We are limited in our ability to increase or decrease our forecasts under such agreements. The allocation of capacity is determined solely by our suppliers, over which we have no direct control. Additionally, we may place orders with our suppliers in advance of customer orders to allow us to quickly respond to changing customer demand or to obtain favorable product costs. These factors may result in product shortages or excess product inventories. Obtaining additional supply in the face of shortages may be costly, or not possible, especially in the short-term since most of our components are supplied by a single or few, specialized suppliers. If we fail to adequately forecast demand for our products, our business, the relationship with our customers, our results of operations and financial condition could be materially adversely affected.

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Cyberattacks through security vulnerabilities could lead to disruption of business, reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position.

Security vulnerabilities may arise from our hardware, software, employees, contractors or policies we have deployed, which may result in external parties gaining access to our networks, datacenters, cloud datacenters, corporate computers, manufacturing systems, and or access to accounts we have at our suppliers, vendors, and customers. They may gain access to our data or our users’ or customers’ data or attack the networks causing denial of service or attempt to hold our data or systems in ransom. The vulnerability could be caused by inadequate account security practices such as failure to timely remove employee access when terminated. To mitigate these security issues, we have implemented measures throughout our organization, including firewalls, backups, encryption, employee information technology policies and user account policies. However, there can be no assurance these measures will be sufficient to avoid cyberattacks. If any of these types of security breaches were to occur and we were unable to protect sensitive data, our relationships with our business partners and customers could be materially damaged, our reputation could be materially harmed, and we could be exposed to a risk of litigation and possible significant liability.

Further, if we fail to adequately maintain our infrastructure, we may have outages and data loss. Excessive outages may affect our ability to timely and efficiently deliver products to customers or develop new products and solutions. Such disruptions and data loss may adversely impact our ability to fulfill orders, patent our intellectual property or protect our source code, and interrupt other processes. Delayed sales or lost customers resulting from these disruptions could adversely affect our financial results, stock price and reputation

Issues in the use of AI, including machine learning and computer vision, in our analytics platforms may result in reputational harm or liability.

AI is enabled by or integrated into some of our analytics platforms and is a growing element of our business offerings going forward. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Data sets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some AI scenarios present ethical issues. If we enable or offer AI solutions that are controversial because of their purported or real impact on our financial condition and operations or the financial condition and operations of our customers, we may experience competitive harm, legal liability and brand or reputational harm.

We rely upon third-party providers of cloud-based infrastructure to host our products. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.

We outsource substantially all of the infrastructure relating to our cloud-accessible products to third-party hosting services. Our cloud-based products depend on protecting the virtual cloud infrastructure hosted by third-party hosting services by maintaining its configuration, architecture, features and interconnection specifications, as well as the information stored in these virtual data centers, which is transmitted by third-party internet service providers. Any limitation on the capacity of our third-party hosting services could impede our ability to onboard new customers or expand the usage of our existing customers, which could adversely affect our business, financial condition and results of operations. In addition, any incident affecting our third-party hosting services’ infrastructure may be caused by human error, intentional bad acts, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. A prolonged service disruption affecting our cloud-based solution for any of the foregoing reasons would negatively impact our ability to serve our customers and could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the third-party hosting services we use.

In the event that our service agreements with our third-party hosting services are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of internet service provider connectivity or damage to such facilities, we could experience interruptions in access to our platform as well as significant delays and additional expense in arranging or creating new facilities and services and/or re-architecting our cloud solution for deployment on a different cloud infrastructure service provider, which could adversely affect our business, financial condition and results of operations.

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We rely on various information technology systems, including our licensed Oracle Netsuite enterprise resource planning (“ERP”) system to manage our operations, which subjects us to inherent costs and risks associated with maintaining, upgrading, replacing and changing systems, including impairment of our information technology, potential disruption of our internal control systems, substantial capital expenditures, demands on management time, adequate training and other risks of delays or difficulties in upgrading, transitioning to new systems or of integrating adjoining systems to our current systems. Such changes or disruptions can have a material adverse impact in delivering financial information in a timely basis to the SEC and the public markets.

Risks Related to Our Customers and Partners

We have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties.

We derive limited revenue from contracts from government agencies and may enter into further contracts with the U.S. or foreign governments in the future, and this subjects us to statutes and regulations applicable to companies doing business with the government, including the Federal Acquisition Regulation (“FAR”). These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts, and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.

Some of our federal government contracts are subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under these contracts. In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

●	specialized disclosure and accounting requirements unique to government contracts;

●	financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

●	public disclosures of certain contract and company information; and

●	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.

Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contract laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.

Our contracts with the U.S. government are fixed-price contracts. Under firm fixed-price contracts, work performed and products shipped are priced at a fixed amount without adjustment for actual costs incurred in connection with the contract. Therefore, we bear the risk of loss if costs increase.

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We derive a substantial amount of our revenues from only a few of our customers. A loss of, or default by, one or more of these major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our future revenues and contracted backlog.

For the years ended December 31, 2023 and 2022, two customers accounted for 10% and 11%, respectively, of our revenue. Our customers could experience a downturn in their business or find themselves in financial difficulties, which could result in their ceasing or reducing their use of our services or becoming unable to pay for services they had contracted to buy. In addition, some of our customers’ industries are undergoing significant consolidation, and our customers may be acquired by each other or other companies, including by our competitors. Such acquisitions could adversely affect our ability to sell services to such customers and to any end-users whom they serve. Some customers may in the future default, on their obligations to us due to bankruptcy, lack of liquidity, operational failure, or other reasons. Such defaults could adversely affect our revenues, operating margins and cash flows. If our contracted revenue backlog is reduced due to the financial difficulties of our customers, our revenues, operating margins, and cash flows would be negatively impacted.

We have limited experience with respect to determining the optimal prices and pricing structures for our products and services, which may impact our financial results.

We expect that we may need to change our pricing model from time to time, including as a result of competition, global economic conditions, reductions in our customers’ spending levels generally, changes in product mix, pricing studies or changes in how data analytics are employed by organizations. Similarly, as we introduce new products and services, or as a result of the evolution of our existing products and services, we may have difficulty determining the appropriate price structure for our products and services. In addition, as new and existing competitors introduce new products or services that compete with ours, or revise their pricing structures, we may be unable to attract new customers at the same price or based on the same pricing model as we have used historically. Moreover, as we continue to target selling our products and services to larger organizations, these larger organizations may demand substantial price concessions. As a result, we may be required from time to time to revise our pricing structure or reduce our prices, which could adversely affect our business, operating results, and financial condition.

Our failure to estimate accurately the resources and schedule required for such fixed-price contracts, or our failure to complete our contractual obligations in a manner consistent with the terms of the fixed-price contract could adversely affect our overall profitability and could have a material adverse effect on our business, financial condition, and results of operations. In addition, we may fix the price for some projects with a price that is too low for the services we ultimately provide, which could result in us losing potential additional revenue opportunities.

Our prospects and operations may be adversely affected by changes in consumer preferences and economic conditions that affect demand for our products.

Because our drone and camera businesses are currently concentrated on a single, discretionary product category in each segment, we are vulnerable to changes in consumer preferences or other market changes. The global economy has in the past, and will in the future, experience recessionary periods, pandemics and periods of economic instability. During such periods, our potential customers may choose not to make discretionary purchases or may reduce overall spending on discretionary purchases. There could be a number of other effects from adverse general business and economic conditions on our business, including insolvency of any of our third-party suppliers or contractors, decreased consumer confidence and decreased discretionary Moreover, future shifts in consumer spending away from our products experience for any reason, including decreased consumer confidence, adverse economic conditions or heightened competition, could have a material adverse effect on our business, financial condition and results of operations. If such business and economic conditions are experienced in future periods, this could reduce our sales and adversely affect our profitability, as demand for discretionary purchases may diminish during economic downturns, which could have a material adverse effect on our business, financial condition and results of operations.

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The length of our sales cycle can be unpredictable, particularly with respect to sales through channel partners or sales to large customers, and our sales efforts may require considerable time and expense.

Our results of operations may fluctuate, in part, because of the length and variability of the sales cycle of our subscriptions and projects, and the difficulty in making short-term adjustments to our operating expenses. Our results of operations depend in part on sales to large customers and increasing sales to existing customers. The length of our sales cycle, from initial contact with our sales team to contractually committing can vary substantially from customer to customer based on deal complexity as well as whether a sale is made directly by us or through a channel partner. Our sales cycle can extend to more than a year for some customers. It is difficult to predict exactly when, or even if, we will make a sale to a potential customer or if we can increase sales to our existing customers. As a result, large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or delay of one or more large transactions in a quarter could affect our cash flows and results of operations for that quarter and for future quarters. Because a substantial proportion of our expenses are relatively fixed in the short term, our results of operations will suffer if revenue falls below our expectations in a particular quarter, which could cause the price of our Common Stock to decline.

Failure to effectively develop and expand our sales and marketing capabilities could harm its ability to increase our customer base and achieve broader market acceptance of our solution.

Our ability to increase its customer base and achieve broader market acceptance of our products and services will depend to a significant extent on its ability to expand its sales and marketing operations. We plan to continue expanding its sales force and third-party strategic sales partners; however, there is no assurance that we will be successful in attracting and retaining talented sales personnel or strategic partners or that any new sales personnel or strategic partners will be able to achieve productivity in a reasonable period of time or at all. we also have plans to dedicate significant resources to sales and marketing programs, including through electronic marketing campaigns and trade event sponsorship and participation. All of these efforts will require us to invest significant financial and other resources and its business will be harmed if its efforts do not generate a correspondingly significant increase in revenue.

We may in the future invest significant resources in developing new offerings and exploring the application of our proprietary technologies for other uses and those opportunities may never materialize.

While our primary focus for the foreseeable future will be on drones and reconnaissance cameras, we may invest significant resources in developing new technologies, including enhanced safety measures, services, products and offerings. However, we may not realize the expected benefits of these investments. In addition, we expect to explore the application of our proprietary technologies for other commercial and government uses.

These anticipated technologies, however, are unproven and these products or technologies may never materialize or be commercialized in a way that would allow us to generate ancillary revenue streams. Our ability to operationalize some of the technologies may be dependent upon the consent of trademark license agreements. Such competition or any limitations on our ability to take advantage of such technologies could impact our market share, which could have a material adverse effect on our business, financial condition and results of operations.

Such research and development initiatives may also have a high degree of risk and involve unproven business strategies and technologies with which we have limited operating or development experience. They may involve claims and liabilities including, but not limited to, personal injury claims, expenses, regulatory challenges and other risks that we may not be able to anticipate. There can be no assurance that consumer demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. Further, any such research and development efforts could distract management from current operations and would divert capital and other resources from our more established offerings and technologies. Even if we were to be successful in developing new products, services, offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that may increase our expenses or prevent us from successfully commercializing new products, services, offerings or technologies.

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We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

Our ability to produce our current and future products and other components of operation is dependent upon sufficient availability of raw materials and supplied components which we secure from a limited number of global suppliers. Our reliance on suppliers to secure raw materials and supplied components exposes us to volatility in the prices and availability of these materials. We may not be able to obtain sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in manufacture of our spacecraft or increased costs.

Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of product and services, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

Failure of third-party contractors could adversely affect our business.

We are dependent on various third-party contractors to develop and provide critical technology, systems and components required for our product deliveries. Should we experience complications with any of these components, which are critical to the operation of our spacecraft, we may need to delay or cancel scheduled deliveries. We face the risk that any of our contractors and vendors may not fulfill their contracts and deliver their products or services on a timely basis, or at all. We have experienced, and may in the future experience, operational complications with our contractors. The ability of our contractors to effectively satisfy our requirements could also be impacted by such contractors’ financial difficulty or damage to their operations caused by fire, terrorist attack, natural disaster or other events. The failure of any contractors to perform to our expectations could result in shortages of certain manufacturing or operational components for our spacecraft or delays in deliveries and harm our business. Our reliance on contractors and inability to fully control any operational difficulties with our third-party contractors could have a material adverse effect on our business, financial condition and results of operations.

Risks Stemming from Our Competitors

We expect to face intense competition in the commercial drone industry and other industries in which we may develop products.

Many of our current and potential competitors are larger and have substantially greater resources than we have and expect to have in the future. They may also be able to devote greater resources to the development of their current and future technologies or the promotion and sale of their offerings or offer lower prices. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies or governments, some with greater experience in the aerospace industry or greater financial resources than we possess, will seek to provide products or services that compete directly or indirectly with ours in the future. Any such foreign competitor, for example, could benefit from subsidies from, or other protective measures by, its home country.

We may also face competition in the future from emerging low-cost competitors. In addition, some of our foreign competitors currently benefit from, and others may benefit in the future from, protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Government support of this nature greatly reduces the commercial risks associated with all form of high altitude and space launches. This market environment may result in increased pressures on our pricing and other competitive factors.

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The competitive position of our products depends in part on their ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of our products with such third-party products and services, our business, financial position, and operating condition and results of operations could be harmed.

The competitive position of our platform depends in part on its ability to operate with products and services of third parties. As such, we must continuously modify and enhance our platform to adapt to changes in hardware, software, networking, and database technologies. In the future, one or more technology companies may choose not to support the operation of their hardware, software, or infrastructure, or our platform may not support the capabilities needed to operate with such hardware, software, or infrastructure. In addition, to the extent that a third party were to develop software or services that compete with ours, that provider may choose not to support our platform. We intend to facilitate the compatibility of our platform with various third-party hardware, software, and infrastructure by maintaining and expanding our business and technical relationships. If we are not successful in achieving this goal, our business, financial condition, and operating results could be adversely impacted.

The competitive position of our products also depends on the ability to use them with third party imagery, which allows customers to integrate multiple data sets and conduct valuable analyses. As such, we must continuously design software to ensure our products’ compatibility with third party imagery. If we fail to anticipate our customers’ integration needs, our business, financial condition, and operating results could be adversely impacted.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

Our growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring, training and managing an increasing number of pilots and employees, finding manufacturing capacity to produce inventory and delays in production. These difficulties may result in the erosion of our brand image, divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.

Our business depends on building and maintaining strong brand. If we are not able to maintain and enhance our brand, our ability to retain or expand our base of customers will be impaired and our business and operating results will be harmed.

We believe that the brand identity that we have developed has significantly contributed to the success of our business. We also believe that maintaining and enhancing the “AgEagle” brand is critical to expanding our base of customers and current and future partners. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the “AgEagle” brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our continued ability to provide high quality products and services, which we may not do successfully.

In addition, we have and will receive a high degree of media coverage, including social media coverage, around the world. If such media coverage presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information, such coverage could damage our reputation in the industry and with current and potential customers, employees, and investors, and our business, financial condition, results of operations, and growth prospects could be adversely affected.

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Negative publicity related to the “AgEagle” brand name could materially adversely affect our business.

We believe our brand, which is integral to our corporate identity, represents quality, innovation, creativity, and adventure. We expect to rely on the general goodwill of consumers and our pilots and employees towards the AgEagle brand as part of our internal corporate culture and external marketing strategy. Consequently, any adverse publicity in relation to the AgEagle brand name or its principals, could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Protecting Our Intellectual Property

If we fail to adequately protect our proprietary intellectual property rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

Our success depends, in part, on our ability to protect our proprietary intellectual property rights, including certain methodologies, practices, tools, technologies and technical expertise we utilize in designing, developing, implementing and maintaining applications and processes and related technologies. To date, we have relied primarily on trade secrets and other intellectual property laws, non-disclosure agreements with our employees, consultants and other relevant persons and other measures to protect our intellectual property and intend to continue to rely on these and other means, including and not limited to patent protection, in the future. However, the steps we take to protect our intellectual property may be inadequate, and we may choose not to pursue or maintain protection for our intellectual property in the United States or foreign jurisdictions. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Despite our precautions, it may be possible for unauthorized third parties to copy our technology and use information that we regard as proprietary to create technology that competes with ours.

Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our technologies and proprietary information may increase. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our technology and intellectual property.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we enter into non-disclosure and invention assignment agreements with our employees, enter into non-disclosure agreements with our customers, consultants and other parties with whom we have strategic relationships and business alliances and enter into intellectual property assignment agreements with our consultants and vendors, no assurance can be given that these agreements will be effective in controlling access to and distribution of our technology and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology, as well as any costly litigation or diversion of our management’s attention and resources, could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. The results of intellectual property litigation are difficult to predict and may require us to stop using certain technologies or offering certain services or may result in significant damage awards or settlement costs. There is no guarantee that any action to defend, maintain or enforce our owned or licensed intellectual property rights will be successful, and an adverse result in any such proceeding could have a material adverse impact on our business, financial condition, operating results and prospects.

In addition, we may from time-to-time face allegations that we are infringing, misappropriating or otherwise violating the intellectual property rights of third parties, including the intellectual property rights of our competitors. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Irrespective of the validity of any such claims, we could incur significant costs and diversion of resources in defending against them, and there is no guarantee any such defense would be successful, which could have a material adverse effect on our business, contracts, financial condition, operating results, liquidity and prospects.

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Because it is critical to our success that we continue to prevent competitors from copying our innovations, we intend to continue to seek patent and trade secret protection for our products. The process of seeking patent protection can be long and expensive, and we cannot be certain that any currently pending or future applications will actually result in issued patents or that, even if patents are issued, they will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to us. Furthermore, others may develop technologies that are similar or superior to our technology or design around the patents we own. We also rely on trade secret protection for our technology, in part through confidentiality agreements with our employees, consultants and other third parties. However, these parties may breach these agreements and we may not have adequate remedies for any breach. In any case, others may come to know about or determine our trade secrets through a variety of methods. In addition, the laws of certain territories in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent as the laws of the United States

Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could divert the time and resources of our management team and harm our business, our operating results and our reputation.

Risks Related to Government Regulation

If we commercialize outside the United States, we will be exposed to a variety of risks associated with international operations that could materially and adversely affect our business.

As part of our growth strategy, we may leverage our initial U.S. operations to expand internationally. In that event, we expect that we would be subject to additional risks related to entering into international business relationships, including and not limited to:

●	restructuring our operations to comply with local regulatory compliance;

●	identifying, hiring and training highly skilled local personnel;

●	shutdowns, political instability, war, restraint of access to the global markets and pandemic restrictions;

●	unexpected changes in tariffs, trade barriers and regulatory requirements;

●	economic weakness, including inflation, or political instability in foreign economies and markets;

●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

●	foreign taxes, including withholding of payroll taxes;

●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue;

●	government appropriation of assets;

●	enforcing contractual relationships in countries that may differ widely with or contradict the laws of the United States;

●	workforce uncertainty in countries where labor unrest is more common than in the United States; and

●	disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the FCPA, OFAC regulations and U.S. anti-money laundering regulations, as well as exposure of our foreign operations to liability under these regulatory regimes.

Our corporate structure and intercompany arrangements are subject to the tax laws of various jurisdictions, and we could be obligated to pay additional taxes, which would harm our results of operations.

Based on our current corporate structure, we may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. In the United States, legislation enacted in December 2017 commonly referred to as the Tax Cuts and Jobs Act introduced a number of changes to U.S. federal income tax laws, the impact of which is uncertain. In addition, the authorities in the jurisdictions in which we operate could review our tax returns or require us to file tax returns in jurisdictions in which we are not currently filing, and could impose additional tax, interest and penalties. These authorities could also claim that various withholding requirements apply to us or our subsidiaries, assert that benefits of tax treaties are not available to us or our subsidiaries, or challenge our methodologies for valuing developed technology or intercompany arrangements, including our transfer pricing. The relevant taxing authorities may determine that the manner in which we operate our business does not achieve the intended tax consequences. If such a disagreement was to occur, and our position was not sustained, we could be required to pay additional taxes, and interest and penalties. Any increase in the amount of taxes we pay or that are imposed on us could increase our worldwide effective tax rate and harm our business and results of operations.

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We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.

Our business is subject to stringent U.S. import and export control laws and regulations as well as economic sanctions laws and regulations. We are required to import and export our products, software, technology and services, as well as run our operations in the United States, in full compliance with such laws and regulations, which include the Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”), and economic sanctions administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”). Similar laws that impact our business exist in other jurisdictions. These foreign trade controls prohibit, restrict, or regulate our ability to, directly or indirectly, export, deemed export, re-export, deemed re-export or transfer certain hardware, technical data, technology, software, or services to certain countries and territories, entities, and individuals, and for end uses. If we are found to be in violation of these laws and regulations, it could result in civil and criminal, monetary and non-monetary penalties, the loss of export or import privileges, debarment and reputational harm.

Pursuant to these foreign trade control laws and regulations, we are required, among other things, to (i) maintain a registration under the ITAR, (ii) determine the proper licensing jurisdiction and export classification of products, software, and technology, and (iii) obtain licenses or other forms of U.S. government authorization to engage in the conduct of our drone business. The authorization requirements include the need to get permission to release controlled technology to foreign person employees and other foreign persons. Changes in U.S. foreign trade control laws and regulations, or reclassifications of our products or technologies, may restrict our operations. Given the great discretion the government has in issuing or denying such authorizations to advance U.S. national security and foreign policy interests, there can be no assurance we will be successful in our future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals.

Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

We collect, store, process, and use personal information and other customer data, including medical information, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to collect, store, process and use payment information. Due to the volume and sensitivity of the personal information and data we and these third parties manage and expect to manage in the future, as well as the nature of our customer base, the security features of our information systems are critical. A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations.

We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including the CCPA, which went go into effect on July 1, 2020, and the European e-Privacy Regulation, which went into effect on July 6, 2021. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly. For instance, expanding definitions and interpretations of what constitutes “personal data” (or the equivalent) within the United States, the European Economic Area (“EEA”) and elsewhere may increase our compliance costs and legal liability.

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In the United States, we may be subject to investigation and/or enforcement actions brought by federal agencies and state attorneys general and consumer protection agencies. We publicly post policies and other documentation regarding our practices concerning the processing, use and disclosure of personally identifiable information. Although we endeavor to comply with our published policies and documentation, we may at times fail to do so or be alleged to have failed to do so. The publication of our privacy policy and other documentation that provide promises and assurances about privacy and security can subject us to potential state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices.

As we expand our international presence, we are also subject to additional privacy rules, many of which, such as the General Data Protection Regulation (“GDPR”) and national laws supplementing the GDPR, such as in the United Kingdom, are significantly more stringent than those currently enforced in the United States. The law requires companies to meet stringent requirements regarding the handling of personal data of individuals located in the EEA. These more stringent requirements include expanded disclosures to inform customers about how we may use their personal data through external privacy notices, increased controls on profiling customers and increased rights for data subjects (including customers and employees) to access, control and delete their personal data. In addition, there are mandatory data breach notification requirements. The law also includes significant penalties for non-compliance, which may result in monetary penalties of up to the higher of €20.0 million or 4% of a group’s worldwide turnover for the preceding financial year for the most serious violations. The GDPR and other similar regulations require companies to give specific types of notice and informed consent is required for the placement of a cookie or similar technologies on a user’s device for online tracking for behavioral advertising and other purposes and for direct electronic marketing, and the GDPR also imposes additional conditions in order to satisfy such consent, such as a prohibition on pre-checked tick boxes and bundled consents, thereby requiring customers to affirmatively consent for a given purpose through separate tick boxes or other affirmative action.

Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third world countries that have not been found to provide adequate protection to such personal data, including the United States. We have undertaken certain efforts to conform transfers of personal data from the EEA to the United States and other jurisdictions based on our understanding of current regulatory obligations and the guidance of data protection authorities. Despite this, we may be unsuccessful in establishing or maintaining conforming means of transferring such data from the EEA, in particular as a result of continued legal and legislative activity within the European Union that has challenged or called into question the legal basis for existing means of data transfers to countries that have not been found to provide adequate protection for personal data.

We may also experience hesitancy, reluctance, or refusal by European or multi-national customers to continue to use our products due to the potential risk exposure to such customers as a result of shifting business sentiment in the EEA regarding international data transfers and the data protection obligations imposed on them. We may find it necessary to establish systems to maintain personal data originating from the EEA in the EEA, which may involve substantial expense and may cause us to need to divert resources from other aspects of our business, all of which may adversely affect our business. We and our customers may face a risk of enforcement actions taken by European data protection authorities until the time, if any, that personal data transfers to us and by us from the EEA are legitimized under European law.

A significant data breach or any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations or other principles or orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other penalties or liabilities or require us to change our operations and/or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement or payment companies about the incident and may need to provide some form of remedy, such as refunds, for the individuals affected by the incident.

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Because the interpretation and application of many laws and regulations relating to privacy, data protection and information security, along with industry standards, are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our products, and we could face fines, lawsuits, regulatory investigations and other claims and penalties, and we could be required to fundamentally change our products or our business practices, which could have an adverse effect on our business. Any inability to adequately address privacy, data protection and data security concerns, even if unfounded, or any actual or perceived failure to comply with applicable privacy, data protection and information security laws, regulations and other obligations, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our customers may limit the use and adoption of, and reduce the overall demand for, our products. Privacy, data protection and information security concerns, whether valid or not valid, may inhibit market adoption of our products, particularly in certain industries and countries outside of the United States. If we are not able to adjust to changing laws, regulations and standards related to the Internet, our business may be harmed.

We are subject to environmental regulation and may incur substantial costs.

We are subject to federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, greenhouse gases and the management of hazardous substances, fuel and waste materials. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and remediate hazardous or toxic substances or petroleum product releases at or from the property. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Compliance with environmental laws and regulations can require significant expenditures. In addition, we could incur costs to comply with such current or future laws and regulations, the violation of which could lead to substantial fines and penalties.

We may have to pay governmental entities or third parties for property damage and for investigation and remediation costs that they incurred in connection with any contamination at our current and former properties without regard to whether we knew of or caused the presence of the contaminants. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of waste directly attributable to us. Even if more than one person may have been responsible for the contamination, each person covered by these environmental laws may be held responsible for all of the clean-up costs incurred. Environmental liabilities could arise and have a material adverse effect on our financial condition and performance. We do not believe, however, that pending environmental regulatory developments in this area will have a material effect on our capital expenditures or otherwise materially adversely affect its operations, operating costs, or competitive position.

Changes in tax laws or regulations may increase tax uncertainty and adversely affect results of our operations and our effective tax rate.

We will be subject to taxes in the United States and certain foreign jurisdictions. Due to economic and political conditions, tax rates in various jurisdictions, including the United States, may be subject to change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. In addition, we may be subject to income tax audits by various tax jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities could have a material impact on the results of our operations.

U.S. tax legislation could adversely affect our business and financial condition.

Legislation could significantly change the U.S. federal income taxation of U.S. corporations, including and not limited to adjusting the U.S. corporate income tax rate, interest deductions, expensing of certain capital expenditures, adopting and tweaking elements of a territorial tax system, one-time transition tax, or repatriation tax, on all undistributed earnings and profits of certain U.S.-owned foreign corporations, potentially revising the rules governing net operating losses and the rules governing foreign tax credits, and introducing additional anti-base erosion provisions. The overall impact of tax reform or of any future administrative guidance interpreting the provisions thereof is uncertain, and our business and financial condition could be adversely affected.

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Risks Regarding Natural Disasters and Uncontrollable Events

Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business and flight schedule.

The occurrence of one or more natural disasters, including and not limited to tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, pandemics and endemic outbreaks, terrorist attacks or disruptive political events in certain regions where our facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities or those of our suppliers, which could have a material adverse effect on our business, financial condition and results of operations. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession in the United States or abroad. To the extent these events also impact one or more of our suppliers or contractors or result in the closure of any of their facilities or our facilities.

We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our primary facilities, which could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to many hazards inherent to our business, including general business risks, product liability and damage to third parties, our infrastructure or properties that may be caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks, human errors and similar events. Additionally, our manufacturing operations are hazardous at times and may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties.

Risks Related to Our Organizational Structure

We are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including pilots, manufacturing and quality assurance, engineering, design, finance, marketing, sales and support personnel. Our senior management team has extensive experience in the aerospace industry, and we believe that their depth of experience is instrumental to our continued success. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business, financial condition and results of operations.

Competition for qualified highly skilled personnel can be strong, and we can provide no assurance that we will be successful in attracting or retaining such personnel now or in the future. Any inability to recruit, develop and retain qualified employees may result in high employee turnover and may force us to pay significantly higher wages, which may harm our profitability. Additionally, we do not carry key man insurance for any of our management executives, and the loss of any key employee or our inability to recruit, develop and retain these individuals as needed, could have a material adverse effect on our business, financial condition and results of operations.

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We may be unable to successfully grow our business if we fail to compete effectively with others to attract and retain our executive officers, and other key management and technical personnel.

We believe our future success depends upon our ability to attract and retain highly competent personnel. Our employees are at-will and not subject to employment contracts. We could potentially lose the services of any of our senior management personnel at any time due to a variety of factors that could include, without limitation, death, incapacity, military service, personal issues, retirement, resignation or competing employers. Our ability to execute current plans could be adversely affected by such a loss. We may fail to attract and retain qualified technical, sales, marketing and managerial personnel required to continue to operate our business successfully. Personnel with the expertise necessary for our business are scarce and competition for personnel with proper skills is intense.

In addition, new hires frequently require extensive training before they achieve desired levels of productivity. Additionally, attrition in personnel can result from, among other things, changes related to acquisitions, retirement and disability. We may not be able to retain existing key technical, sales, marketing and managerial employees or be successful in attracting, developing or retaining other highly-qualified technical, sales, marketing and managerial personnel, particularly at such times in the future as we may need to fill a key position. If we are unable to continue to develop and retain existing executive officers or other key employees or are unsuccessful in attracting new highly-qualified employees, our financial condition, cash flows, and results of operations could be materially and adversely affected.

We may have increasing difficulty attracting and retaining qualified outside Board members.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims that may be made against them in connection with their positions with publicly held companies. Outside directors are becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors’ and officers’ liability insurance is expensive and difficult to obtain. The SEC and the NYSE have also imposed higher independence standards and certain special requirements on directors of public companies. Accordingly, it may become increasingly difficult to attract and retain qualified outside directors to serve on our Board of Directors.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations and financial condition but, in the view of the

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified Board members.

As a public company, we are subject to the reporting and corporate governance requirements of the Exchange Act, the listing requirements of the NYSE and other applicable securities rules and regulations, including the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” as defined in the JOBS Act. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal control over financial reporting. In order to improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business, financial condition, results of operations and prospects. Although we have already hired additional personnel to help comply with these requirements, we may need to further expand our legal and finance departments in the future, which will increase our costs and expenses.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business and prospects may be harmed. As a result of disclosure of information in the filings required of a public company and in this prospectus, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, results of operations and prospects could be materially harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially harm our business, financial condition, results of operations and prospects.

Risks Related to Dilution of Stock Ownership

Our issuance of additional capital stock in connection with financings, acquisitions, investments, the Equity Incentive Plan or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our Equity Incentive Plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Common Stock to decline.

We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.

Since our inception, we have financed our operations and capital expenditures primarily through cash flow, finance investors, commercial banks and from the remote sensing segment of our business. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or achieve profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures and consumer demand.

We expect that our existing cash and cash equivalents will be sufficient to meet our anticipated cash needs for at least the next twelve months. After that, we may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests and the per share value of our Common Stock could decline. Furthermore, if we engage in debt financing, the holders of debt would have priority over the holders of our Common Stock, and we may be required to accept terms that restrict our ability to incur additional indebtedness. We may also be required to take other actions that would otherwise be in the interests of the debt holders and force us to maintain specified liquidity or other ratios, any of which could harm our business, results of operations, and financial condition. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

●	develop or enhance our products;

●	to expand our sales and marketing and research and development organizations;

●	acquire complementary technologies, products or businesses;

●	expand operations in the United States or internationally;

●	hire, train, and retain employees; or

●	respond to competitive pressures or unanticipated working capital requirements.

Our failure to have sufficient capital to do any of these things could harm our business, financial condition, and results of operations.

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Our past and current successful fund-raising efforts does not guarantee long term liquidity and we may be unable to obtain additional financing to fund the operations and growth of the Company.

We believe our existing cash, together with the net proceeds from this offering, will be sufficient to fund our operations and capital expenditure requirements through February 2025. Our predictive model could be materially affected by model assumption error as well economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, terrorism, aging infrastructure, pandemics, energy and commodity prices, trade laws, election cycles and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and/or budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows. As a result, we cannot guarantee that the past, current and future fund-raising lead to success within the next six months and beyond. According, we may require additional financing to fund the operations or growth of the Company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the Company.

Our indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry and our ability to pay our debts and could divert our cash flow from operations for debt payments.

We have a significant amount of indebtedness and leverage. Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay the principal of, interest on, or other amounts due with respect to our indebtedness. Our leverage and debt service obligations could adversely impact our business, including by:

●	impairing our ability to generate cash sufficient to pay interest or principal, including periodic principal payments;

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring the dedication of a portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures, dividends to stockholders or to pursue future business opportunities;

●	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

●	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

Any of the foregoing factors could have negative consequences on our financial condition and results of operations.

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Certain future operational facilities may require significant expenditures in capital improvements and operating expenses to develop and foster basic levels of service and the ongoing need to maintain existing operational facilities requires us to expend capital.

Our business will require capital expenditures for the maintenance, renovation and improvement of such existing locations to remain competitive and maintain the value of our brand. This creates an ongoing need for capital, and, to the extent we cannot fund capital expenditures from cash flows from operations, we will need to borrow or otherwise obtain funds. If we cannot access the capital we need, we may not be able to execute on our growth strategy, take advantage of future opportunities or respond to competitive pressures. If the costs of funding new locations or renovations or enhancements at existing locations exceed budgeted amounts, or the time for building or renovation is longer than anticipated, our business, financial condition and results of operations could be materially adversely affected.

Risks Associated with this Offering and Our Securities

The Series A Warrants, Series B Warrants, and Pre-Funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Series A Warrants Series B Warrants, or Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants, Series B Warrants, or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Series A Warrants, Series B Warrants, and Pre-Funded Warrants will be limited.

Except as otherwise provided in the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, holders of Series A Warrants, Series B Warrants, and Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Series A Warrants, Series B Warrants, or Pre-Funded Warrants and acquire our common stock.

Except as otherwise provided in the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, until holders of Warrants or Pre-Funded Warrants acquire our common stock upon exercise of the Series A Warrants, Series B Warrants, or Pre-Funded Warrants, holders of Series A Warrants, Series B Warrants, and Pre-Funded Warrants will have no rights with respect to our common stock underlying such Series A Warrants, Series B Warrants, and Pre-Funded Warrants. Upon exercise of the Series A Warrants, Series B Warrants, and Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

Provisions of the Series A Warrants and Series B Warrants offered pursuant to this prospectus could discourage an acquisition of us by a third-party.

Certain provisions of the Series A Warrants and Series B Warrants offered pursuant to this prospectus could make it more difficult or expensive for a third-party to acquire us. The Series A Warrants and Series B Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Series A Warrants and Series B Warrants. These and other provisions of the Series A Warrants and Series B Warrants could prevent or deter a third-party from acquiring us even where the acquisition could be beneficial to you.

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The Series A Warrants and Series B Warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

To the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of the Series A Warrants and Series B Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such Series A Warrants and Series B Warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Series A Warrants and Series B Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business.

Additionally, the sale, or even the possibility of a sale, of the shares of common stock underlying the Series A Warrants and Series B Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Series A Warrants and Series B Warrants are exercised, you may experience dilution to your holdings. In addition, subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Series B Warrants then in effect, the exercise price of the Series B Warrants will be reduced to such price, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged. In the event of such a dilutive issuance, the market price of our securities may be materially adversely affected.

If we are unable to maintain compliance with NYSE American continued listing standards, our Common Stock may be delisted from the NYSE American, which would likely cause the liquidity and market price of our Common Stock to decline.

Our Common Stock is currently listed on the NYSE American. The NYSE American will consider suspending dealings in, or delisting, securities of an issuer that does not meet its continued listing standards. If we cannot meet the NYSE American continued listing requirements, the NYSE American may delist our Common Stock, which could have an adverse impact on us and the liquidity and market price of our stock.

A delisting of our Common Stock could negatively impact our company by, among other things, reducing the liquidity and market price of our Common Stock and reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing. In addition, delisting from the NYSE American might negatively impact our reputation and, as a consequence, our business. In addition, we have agreed that within five (5) business days of that date which is the earlier of that date on which (i) the Company receives notification from the NYSE American that the Company’s common stock is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Company’s common stock or (ii) the trailing 30-trading day average of the Company’s common stock as quoted on the NYSE American is less than $0.20 per share, the Company shall file with the Commission either a proxy statement or an information statement, as applicable, under Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to effect a reverse stock split in such a ratio that, in the reasonable opinion of counsel to the Company, is sufficient to maintain the listing of the Company’s common stock on The NYSE American and, if applicable, shall schedule a meeting of its shareholders no later than 45 days after such date for a vote to approve such stock split (the “NYSE Compliance Stockholder Approval. The Company shall effect the reverse stock split within five (5) business days after the date that is the earlier of the date on which the first meeting of stockholders to obtain either the NYSE Compliance Stockholder Approval is held or (y) the items to be approved under the NYSE Compliance Stockholder Approval have been approved in accordance with the applicable laws and corporate governing documents of the Company.

If is delisted from the NYSE American, your ability to sell your shares of our Common Stock would also be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our Common Stock is delisted from the NYSE American, it would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act (“Rule 15g-9”). Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of our stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

We may not receive any additional funds upon the exercise of the Series A Warrants.

Following the Closing, we have agreed to use reasonable best efforts to obtain, at a special meeting of our stockholders of the Company (at which a quorum is present) no later than November 30, 2024, such approval as may be required by the applicable rules and regulations of the NYSE American (or any successor entity) from the stockholders of the Company with respect to the alternative cashless exercise option in the Series A Warrants, certain anti-dilution provisions in the Series B Warrants and the reverse stock split provision in both Series A Warrants and Series B Warrants (the “Warrant Stockholder Approval”).. The provisions will not be effective until, and unless, we obtain the Warrant Stockholder Approval. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the foregoing provisions will not become effective and the Series A Warrants and Series B Warrants will have substantially less value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval. If we receive the Warrant Stockholder Approval, the Series A Warrants may be exercised by way of an alternative cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Series A Warrants. Accordingly, we may not receive any additional funds upon the exercise of the Series A Warrants.

Future sales of our Common Stock could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

In the future, we may issue our securities if we need to raise capital in connection with a capital expenditure, working capital requirement or acquisition. The number of shares of our Common Stock issued in connection with a capital expenditure, working capital requirement or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any perceived excess in the supply of our shares in the market could negatively impact our share price and any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

Acquisitions, involve many complexities, including, but not limited to, risks associated with the acquired business’ past activities, difficulties in integrating personnel and human resource programs, integrating technology systems and other infrastructures under the Company’s control, unanticipated expenses and liabilities, and the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002. There is no guarantee that our acquisitions will increase the profitability and cash flow of the Company, and our efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated synergies or benefits from acquisitions may be delayed or substantially reduced.

Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

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Our executive officers and directors may sell shares of their stock, and these sales could adversely affect our stock price.

Sales of our Common Stock by our executive officers and directors, or the perception that such sales may occur, could adversely affect the market price of our Common Stock. Our executive officers and directors may sell stock in the future, either as part, or outside, of trading plans under Rule 10b5-1 under the Exchange Act.

The market price of our securities may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our securities may experience substantial volatility as a result of a number of factors, including, among others:

●	sales or potential sales of substantial amounts of our Common Stock;

●	announcements about us or about our competitors or new product introductions;

●	developments concerning our product manufacturers;

●	the loss or unanticipated underperformance of our global distribution channel;

●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

●	conditions in the UAV, domestic hemp cultivation and drone-enabled package delivery industries;

●	governmental regulation and legislation;

●	variations in our anticipated or actual operating results;

●	changes in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

●	foreign currency values and fluctuations; and

●	overall political and economic conditions, including Russia’s invasion of Ukraine.

Our Common Stock closed as high as $0.58 and as low as $0.10 per share between January 1, 2023 and December 31, 2023 on The NYSE American. On February 9, 2024, the Company performed an approved 20 for 1 reverse stock split, which would reflect a high stock price of $11.60 and a low price of $2.04 through fiscal year 2023. On September 30, 2024 the closing price of our Common Stock was $0.09. Many of these factors are beyond our control. The stock markets have historically experienced substantial price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of companies. These broad market and industry factors could reduce the market price of our securities, regardless of our actual operating performance.

We do not intend to pay cash dividends on our Common Stock. As a result, capital appreciation, if any, will be your sole source of gain.

We intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the terms of existing and future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, from the sale of our Common Stock will be your sole source of gain for the foreseeable future.

Provisions in our articles of incorporation, our by-laws and Nevada law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our Common Stock.

Provisions of our Articles of Incorporation, our By-Laws and Nevada law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

●	the inability of stockholders to call special meetings; and

●	the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board of Directors.

The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

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We incur significant costs as a result of operating as a public reporting company, and our management is required to devote substantial time to regulatory compliance initiatives.

As a public reporting company, we incur significant legal, accounting and other expenses not otherwise incurred by a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and have made some activities more time consuming and costly. For example, we expect that these rules and regulations will continue to make it more difficult and more expensive for us to obtain director and officer liability insurance.

We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of Common Stock, which will result in additional dilution to our shareholders.

We currently have outstanding instruments which are convertible into shares of Common Stock, and we may need to issue similar instruments in the future. In the event that these convertible instruments are converted into shares of outstanding Common Stock, or that we make additional issuances of other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules that a broker-dealer must have reasonable grounds for believing that an investment recommended to a customer is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in the shares, resulting in fewer broker-dealers being willing to make a market in our shares, potentially reducing a stockholder’s ability to resell our securities.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, the price of our securities and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analyst’s cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, the price of our securities could decline.

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General Risks

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal controls over financial reporting. As a result, we will incur significant legal, accounting and other expenses that we did not previously incur as a private company.

These rules and regulations will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our Board of Directors, our Board committees or as executive officers.

In addition, most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition. Further, our management team may not effectively or efficiently manage our transition into a public company.

We use estimates when accounting for contracts, and any changes in such estimates could have an adverse effect on our profitability and our overall financial performance.

When agreeing to contractual terms, our management makes assumptions and projections about future conditions and events, many of which extend over long periods. These projections assess the productivity and availability of labor, complexity of the work to be performed, cost and availability of materials, impact of delayed performance and timing of product deliveries. Contract accounting requires judgment relative to assessing risks, estimating contract revenues and costs, and making assumptions for schedule and technical issues. Due to the size and nature of many of our contracts, the estimation of total revenues and costs at completion is complicated and subject to many variables. For example, assumptions are made regarding the length of time to complete a contract since costs also include expected increases in wages, prices for materials and allocated fixed costs. Similarly, assumptions are made regarding the future impact of our efficiency initiatives and cost reduction efforts. Incentives, awards or penalties related to performance on contracts are considered in estimating revenue and profit rates and are recorded when there is sufficient information to assess anticipated performance. Suppliers’ assertions are also assessed and considered in estimating costs and profit rates.

Because of the significance of the judgment and estimation processes described above, it is possible that materially different amounts could be obtained if different assumptions were used or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may have a material adverse effect upon the profitability of one or more of the affected contracts, future period financial reporting and performance.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

The trading market for our securities depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our Company or our industry, or the stock of any of our competitors, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of our Company, we could lose visibility in the market, which in turn could cause the price of our Common Stock to decline.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of the Registered Securities that we are offering of approximately $5.5 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use (i) approximately $3.0 million of the net proceeds for the repayment of the Convertible Note, due January 8, 2024 (the “Convertible Note”) and (ii) the remainder for general corporate and working capital purposes. The Convertible Note matured on January 8, 2024 and accrues interest at 12% per annum, and is increased to the lesser of 18% per annum or the maximum rate permitted under applicable law upon an Event of Default as defined under the Convertible Note.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business condition, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above, and the amounts and timing of our actual expenditures may vary significantly. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Based on our current plans, we believe our existing cash, together with the net proceeds from this offering, will be sufficient to fund our operations and capital expenditure requirements through February 2025.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents as of June 30, 2024 on:

●	an actual basis; and

●	on a pro forma as adjusted basis to further reflect (i) the issuance and sale of 26,899,996 Units in this offering at the public offering price of $0.24 per Common Unit (or $0.239 per Pre-Funded Unit, and assuming exercise of the Pre-Funded Warrants), resulting in net proceeds to the Company of approximately $5.5 million after deducting placement agent fees and estimated offering expenses payable by us, and (ii) the repayment of approximately $3.0 million of the Convertible Note, all upon the consummation of this offering.

The pro forma information set forth below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. This table should be read in conjunction with the information contained elsewhere in this prospectus and the documents incorporated by reference herein, as well as our consolidated financial statements and the related notes included herein and therein.

As of June 30, 2024	Actual	Pro forma as adjusted(1)
Cash and cash equivalents	$977,208	$6,477,208
Convertible Note	$4,264,541	$1,264,541
Other indebtedness	$1,122,000	$1,122,000
Stockholders’ Equity
Preferred stock, par value $0.001, 25,000,000 shares authorized; Series B Preferred Stock, $0.001 par value, 1,764 shares authorized, none issued and outstanding on an actual or pro forma as adjusted basis; Series C Preferred Stock, $0.001 par value, 10,000 shares authorized, none issued and outstanding on an actual or pro forma as adjusted basis; Series D Preferred Stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding on an actual or pro forma as adjusted basis; Series F Convertible, $0.001 par value, 35,000 shares authorized, 4,295 shares issued and outstanding on an actual and pro forma as adjusted basis, respectively
	4	4
Common Stock, par value $0.001, 250,000,000 shares authorized; 13,838,705 and 40,738,705 shares issued and outstanding on an actual, and pro forma as adjusted basis, respectively	13,840	40,738

Additional paid-in capital	188,192,663	$193,692,663
Accumulated deficit	(180,085,841)	(180,085,841)
Total equity	8,074,474	13,601,372

(1)	Assumes no sale of Pre-Funded Units

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our Common Stock trades on The NYSE American under the symbol “UAVS.” The following table lists the quotations for the high and low sales prices of our Common Stock for each quarter during the years ended December 31, 2022 and December 31, 2023 and first, second and third quarter ended March 31, 2024, June 30,2024 and September 30, 2024. The closing price reflects a post 20 for 1 reverse stock split, effective February 9, 2024.

Year Ended December 31, 2022	High	Low
Quarter ended March 31, 2022	$35.20	$18.20
Quarter ended June 30, 2022	$23.80	$11.60
Quarter ended September 30, 2022	$15.80	$9.20
Quarter ended December 31, 2022	$11.60	$6.20
Year Ended December 31, 2023
Quarter ended March 31, 2023	$11.60	$7.00
Quarter ended June 30, 2023	$10.00	$4.40
Quarter ended September 30, 2023	$5.20	$3.20
Quarter ended December 31, 2023	$3.60	$2.00
Year Ended December 31, 2024
Quarter ended March 31, 2024	$2.20	$0.68
Quarter ended June 30, 2024	$0.79	$0.49
Quarter ended September 30, 2024	$0.49	$0.09

Holders

As of September 30, 2024, there were 340 holders of record of our Common Stock. The actual number of stockholders of our Common Stock is greater than the number of record holders and includes holders of shares of our Common Stock which are held in street name by brokers and other nominees.

Dividends

We do not intend to pay cash dividends to our stockholders in the foreseeable future. We currently intend to retain all of our available funds and future earnings, if any, to finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of the fiscal year ended December 31, 2023 about our equity compensation plan and arrangements, post our 1 for 20 reverse stock split, effective February 9, 2024.

Plan Category	Number of shares to be issued upon exercise of outstanding options, and restricted stock units	Weighted-average exercise price of outstanding options and restricted stock units	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	277,937	$18.00	297,989
Equity compensation plans not approved by stockholders	—	—	—
	277,937	$18.00	297,989

The following table sets forth information as of the fiscal year ended December 31, 2023 about our equity compensation plan and arrangements, prior to our 1 for 20 reverse stock split, effective February 9, 2024:

Plan Category	Number of shares to be issued upon exercise of outstanding options, and restricted stock units	Weighted-average exercise price of outstanding options and restricted stock units	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	5,558,732	$0.90	5,959,773
Equity compensation plans not approved by stockholders	—	—	—
	5,558,732	$0.90	5,959,773

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DESCRIPTION OF BUSINESS

Our Company

AgEagle, through its wholly owned subsidiaries is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, including earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company successfully integrated all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS (“sUAS”) design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

As the Company pursues its strategy to pursue new initiatives that improve its operations and cost structure, the Company is also expanding and improving its information technologies, resulting in a larger technological presence, utilization of “cloud” computing services, and corresponding exposure to cybersecurity risk. Certain technologies, such as use of autonomous vehicles, remote-controlled equipment, virtual reality, automation and artificial intelligence, present new and significant cybersecurity safety risks that must be analyzed and addressed before implementation. If we fail to assess and identify cybersecurity risks associated with new initiatives, we may become increasingly vulnerable to such risks. As such, the Company is developing and securing technology that aims to secure against hacking and malicious attacks. As the software that drives our drones and cameras become more autonomous and interconnected, they become potential targets for cyber threats. Ensuring the security of data transmission and control systems has been and continue to be critical in preventing unauthorized access and misuse.

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate our business and drone manufacturing in Lausanne, Switzerland which supports our international business activities.

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MicaSense™, Inc.

In January 2021, AgEagle acquired MicaSense™, Inc. (“MicaSense”), a company that has been at the forefront of advanced drone sensor development since its founding in 2014. In early 2022, AgEagle completed development and brought to market the Altum-PT™ and RedEdge-P™ — next generation thermal and multispectral sensors which offer critical advancements on MicaSense’s legacy sensor products to customers primarily in agriculture, plant research, land management and forestry management. Today, AgEagle’s multispectral sensors are distributed in over 75 countries worldwide and help customers use drone-based imagery to make better and more informed business decisions.

Measure Global, Inc.

In April 2021, AgEagle acquired Measure Global, Inc. (“Measure”), a company founded in 2020. Serving a world class customer base, Measure enables its customers to realize the transformative benefits of drone technology through its Ground Control solution. Offered as Software-as-a-Service (“SaaS”), Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data, and integrate with existing business systems and processes. Ground Control serves a world class customer base, including many Fortune 500 companies. By adding Measure’s advanced software to the AgEagle platform, combined with its sensors and other data capture and analytics innovations, our customers can capitalize on the significant economic, safety and efficiency benefits made possible by drones used at scale.

senseFly™, S.A.

In October 2021, the Company acquired senseFly, S.A. and senseFly Inc. (collectively “senseFly”), a global leader in fixed-wing drones that simplify the collection and analysis of geospatial data, allowing professionals to make better and faster decisions. Founded in 2009, senseFly develops and produces a proprietary line of eBee™-branded, high performance, fixed-wing drones which have flown more than one million flights around the world. Safe, ultra-light and easy to use, these autonomous drones are utilized by thousands of customers around the world in agriculture, government/defense, engineering, and construction, among other industry verticals, to collect actionable aerial data intelligence.

2022 Integration Activities

In 2022, the Company built an enterprise architecture designed to seamlessly integrate the acquisitions completed in 2021, thereby unifying four disparate brands under one global brand: AgEagle. As part of this process, AgEagle executed an action plan to create long-term sustainable value through the efficiencies derived from economies of scale, sharing and optimizing resources – in particular, human capital and knowledge – and combining assets. Critical to the success of the integration and integral to the Company’s ability to stay disciplined, structurally organized and rooted in its core values was:

● implementation of a new enterprise resource planning (“ERP”) system and ongoing optimization will be in process through 2024;

● collapse of all acquired websites and the creation and launch of one website, found at www.ageagle.com, showcasing the Company’s full suite of products and capabilities and was completed in 2023;

● creation of an Intranet employee portal to support and promote enterprise-wide communication and connectivity and was completed in 2023;

● consolidation of the Company’s business and manufacturing operations in the United States from multiple offices spread across the country in Kansas, North Carolina, Texas, Washington and Washington, D.C. to two centralized locations in Wichita, Kansas and Lausanne, Switzerland – an initiative which commenced in late 2022 and was completed in 2023;

● commitment to on-going customer-centric product development roadmaps designed to best leverage the right combination of process, tools, training and project management to effectively meet product enhancement and new product launch deadlines and achieve post-launch sales and marketing key performance indicators; and

● shifts in the responsibilities of senior and mid-level management to optimize strengths and squarely align functional and cross-functional goals and objectives, which we monitor continually as an ongoing initiative.

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Our Branded Software Solutions

Ground Control

A cloud-based, plug-and-play operating system, Ground Control provides individual pilots and large enterprises with everything they need to completely automate and scale their drone operations workflows. Offered as Software-as-a-Service, Ground Control continues to earn the trust and fidelity of its blue chip, industry-diverse customers by providing a single platform to automate flight management systems safely and securely; easily manage drone programs of any scope and scale; and process, analyze and share drone-captured image data and visualization necessary for assessing risks, improving workflow processes and achieving time and cost efficiencies across enterprises of virtually any size. With the aim of empowering AgEagle’s customers to readily extend their reach and human capability through adoption of scalable autonomous drone programs, Ground Control users can:

●	plan missions via Keyhole Markup Language (“KML”) files or build a grid or waypoint flight; check airspace for Low Altitude Authorization and Notification Capability (“LAANC”) authorization and confirm local weather conditions are favorable.

●	fly with GPS-aided manual control or automated grid and waypoint patterns, and push web-based flight plans to mobile devices for ground-based in-field control – all with a simple, easy-to-use flight interface.

●	capture raw data and live streaming field images with multispectral cameras, like AgEagle’s RedEdge-P and Altum-PT, and automatically convert into organized map indices and composites; or fly an RTK-enabled drone for improved post-flight processing.

●	process captured imagery into high-quality data products and photogrammetry, and create orthomosaics, digital surface models and contour maps; or upload ground control points (“GCPs”) with user’s maps for increased accuracy.

●	analyze drone data or view orthomosaics and other 2D data files on an interactive, account-wide map.

●	collaborate and support operations with detailed information about missions, including flight logs with screen shots, playbacks and incident flagging; and efficiently manage equipment and workflows with automatic usage tracking capabilities.

●	benefit from Ground Control’s obsession to deliver industry-leading, customer-centric support and service.

Ground Control has been integrated with several other industry leading UAS technologies, including AgEagle’s own line of proprietary sensors and airframes. In addition, Ground Control’s industry partnerships include integrations with:

●	DJI drone platforms, which work seamlessly with Ground Control’s flight app and permits users to sync flights flown with the DJI Go app and use DJI Geo Unlock;

●	Parrot’s ANAFI, ANAFI USA and ANAFI Thermal drone platforms, which pair ANAFI’s rapid deployment and ease of operation with Ground Control’s standard flight tools, as well as enable users to tailor and expand their use through selection of additional program management and data processing capabilities;

●	Pix4D software, which makes it easy to create high quality orthomosaics, digital surface models and control maps in the Ground Control platform; and

●	Wing’s OpenSky airspace access app, which empowers drone flyers to abide by airspace rules and regulations and request authorization to fly in controlled airspace in near real-time wherever OpenSky is available.

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eMotion

AgEagle also offers eMotion, a drone flight and data management solution created specifically for aerial mapping use. With eMotion, flights are built using intuitive mission blocks and flight modes. Users simply need to choose a block (aerial mapping, corridor, etc.), highlight the region they want to map, define key settings, and eMotion auto-generates the drone’s flight plan. Multi-flight missions are supported, and the software’s full 3D environment adds a new dimension to drone flight management, helping users to plan, simulate and control the drone’s trajectory for safer flights, more consistent performance and improved data quality. Moreover, eMotion’s built-in Flight Data Manager automatically handles the georeferencing and preparation of images requires for post-processing in software such as Pix4Dmapper. Connecting wirelessly to a user’s drone, to industry cloud solutions, to survey-grade base stations and to airspace and live weather data, eMotion is advanced, scalable drone software that anyone can use.

HempOverview

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle leveraged our expertise to champion the use of proven, advanced web- and map-based technologies as the means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through HempOverview, we believe that AgEagle represents the first agriculture technology company to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

HempOverview comprises four modules:

1)	Registration: secure, scalable software to handle all farmer and processer application and licensing matters.

2)	Best Management Practices: iterative, intelligent data collection and analysis utilizing satellite imagery and advanced, proprietary algorithms to help farmers reduce input costs, avoid missteps, detect pest impacts and monitor water usage.

3)	Oversight and Enforcement: integration of data management and satellite imagery to provide continuous monitoring of all hemp fields in the state, predict and respond to issues and assist in proper crop testing.

4)	Reporting: generation of actionable reports for USDA requirements, legislative oversight and support of research institutions.

In November 2019, the Florida Department of Agriculture and Consumer Services (FDACS) licensed the HempOverview solution to manage its online application submission and registration process for hemp growers and their farms and hemp fields in the State of Florida for the years 2020, 2021 and 2022. In June 2021, the State of Florida expanded its licensing of the HempOverview platform to provide for access to all four of the modules. FDACS also tasked AgEagle with developing a custom registration software platform to enhance communications, licensing and general compliance relating to the oversight and protection of more than 500 endangered and commercially exploited wild plants native to Florida. For instance, in an effort to curb exploitation of saw palmetto, a plant whose extract is used in herbal supplements often marketed for its urinary tract and prostate health benefits, FDACS requires harvesters and sellers of saw palmetto berries to obtain a Native Plant Harvesting Permit. According to a related FDACS notice, “Widespread gathering of these berries is depleting a wildlife food source and threatening the stability of some ecosystems.”

In January 2021, the Iowa Department of Agriculture and Land Stewardship also licensed the HempOverview platform to manage the state’s online registration, payment processing, comprehensive data collection and compliance oversight for the 2021, 2022 and 2023 planting seasons.

Market Opportunity for Drone Software Solutions

Rapid adoption of UAS for commercial and government/military purposes continues to fuel the growth of the global drone software market, with particularly robust demand expected for applications in areas that include mapping and surveillance, agriculture 4.0 and precision farming, academic research, infrastructure inspection and maintenance, search and rescue and shipping and delivery. Teal Group’s 2022/2023 market study estimates that UAS procurement spending will increase from the current worldwide level of almost $12.1 billion annually in 2023 to $16.4 billion in 2032, totaling $162.2 billion over the next ten years.

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Market Opportunity for U.S. Industrial Hemp and Hemp-Derived CBD

According to the November 2022 report of the industry research firm Markets and Markets, the global industrial hemp market is estimated to be valued at $6.8 billion in 2033 and is projected to reach $18.1 billion by 2027, recording a 21.6% CAGR. Following the legalization of industrial hemp production in the United States, the country’s industrial hemp industry has grown rapidly, as it is one of the largest consumers of hemp-derived products, including oilseeds and cannabidiol (“CBD”). CBD is a non-intoxicant cannabinoid that has become more popular as a food supplement and as an ingredient in pharmaceutical and cosmetic products. Hemp bioplastics made from hemp seeds and CBD oil is also driving growth of the industry. Growing consumer demand for sustainable goods, as well as corporate and government initiatives and support, are expected to fuel the growth of hemp-based biofuel and bioplastics.

AgEagle’s Manufacturing Operations

For years, federal agencies have been using drones for a wide range of use cases, from mapping to surveillance, search and rescue, and scientific research. However, in recent years federal agencies’ use of and ability to procure UAS has evolved, largely stemming from security concerns about drones from Chinese manufacturers. In 2020, for example, the U.S. Department of Interior grounded its entire fleet of drones over concerns “that Chinese parts in them might be used for spying, making exceptions only for emergency missions like fighting wildfires and search-and-rescue operations,” as The New York Times reported on January 29, 2020.

Former President Donald Trump issued an executive order just before leaving office that said the U.S. government would seek to prevent “the use of taxpayer dollars to procure UAS that present unacceptable risks and are manufactured by, or contain software or critical electronic components from, foreign adversaries, and to encourage the use of domestically produced UAS.” As a result, the General Services Administration works to ensure that only drones approved by the DoD’s Defense Innovation Unit are permitted under Multiple Award Schedule contracts.

AgEagle believes that these measures to ban China-manufactured drones and components has fueled and will continue to fuel, demand for “Made in America” drones and components, creating a significant opportunity for U.S.-based drone manufacturers, like AgEagle. Consequently, it is AgEagle’s intention to establish best industry practices and define quality standards for manufacturing, assembly, design/engineering and testing of drones, drone subcomponents and related drone equipment in the Company’s U.S. facilities. The Company also has established manufacturing operations in its Lausanne, Switzerland facility, where it assembles its line of eBee-branded fixed wing drones for AgEagle’s international customer base.

AgEagle’s commitment to its discerning customers has driven its efforts to establish recognized centers of excellence in drone airframes, sensors and software, which, in turn, has resulted in the Company’s drone production operations receiving official ISO:9001 certification for its Quality Management System (“QMS”) in 2022. Meeting a wide variety of strict standards, AgEagle has demonstrated that it delivers consistently high-quality products and services in every aspect of its fixed-wing drone operations, including design, manufacturing, marketing, sales and after-sales. An international certification, ISO:9001 recognizes organizational excellence and good quality practices based on a strong customer focus, robust process approach and proof of continual improvement. The certification was achieved following an extensive audit across AgEagle’s drone operations, led by the Company’s dedicated in-house quality management team. The QMS was developed over a two-year period, outlining a framework of policies, processes and procedures to help achieve the Company’s high-performance objectives.

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Government Regulation

UAV Regulation

AgEagle is subject to industry-specific regulations due to the nature of the products we sell to our customers. For example, certain aspects of our U.S. business are subject to regulation by the Federal Aviation Administration (“FAA”), which regulates airspace for all air vehicles in the U.S. National Airspace System.

In August 2016, the FAA’s final rules for routine use of certain small UAS in the U.S. National Airspace System went into effect, providing safety rules for small UAS (under 55 pounds) conducting non-recreational operations. These rules limit flights to visual-line-of-sight daylight operation, unless the UAS has anti-collision lights in which case twilight operation is permitted. The final rule also addresses height and speed restrictions, operator certification, optional use of a visual observer, aircraft registration and marking and operational limits, including prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. Current FAA regulations require drone operators to register their systems with the FAA and secure operating licenses for their drones. These regulations continue to evolve to accommodate the integration of UAS into the National Airspace System for commercial applications.

In April 2021, the FAA’s final rule for remote identification of UAS went into effect. On the same day, the final rule for operation of small UAS over people also went into effect. This rule permits routine operations of small unmanned aircraft over people, moving vehicles and at night under certain conditions, provided that the operation meets the requirements of one of four operational categories.

On October 27, 2022, AgEagle announced that the Company’s eBee X series of fixed wing UAS were the first and only drones on the market at that time to comply with Category 3 (as defined below) of the Operations of Small Unmanned Aerial Systems Over People rules published by the FAA. Now that the eBee has proven compliant with Category 3 (as defined below) of the rules, eBee drone operators no longer need an FAA waiver for OOP or Operations Over Moving Vehicles. Category 3 eligible sUAS must not cause injury to a human being that is equivalent to or greater than the severity of injury caused by a transfer of 25 foot-pounds of kinetic energy upon impact from a rigid object, does not contain any exposed rotating parts that could lacerate human skin upon impact with a human being, and does not contain any safety defects. Category 3 aircraft also require FAA-accepted means of compliance and FAA-accepted declaration of compliance.

Our non-U.S. operations are subject to the laws and regulations of foreign jurisdictions, which may include regulations that are more stringent than those imposed by the U.S. government on our U.S. operations.

Domestic Hemp Production and Prevailing Regulatory Changes

With the passing of the 2018 Farm Bill in December 2018, industrial hemp is now recognized as an agricultural commodity, such as corn, wheat, or soybeans.

More specifically, the 2018 Farm Bill authorizes state departments of agriculture, including agencies representing the District of Columbia, the Commonwealth of Puerto Rico and any other territory or possession of the United States, and Indian tribal governments, to submit plans to the USDA applying for primary regulatory authority over the production of hemp in their respective state or tribal territory. For more information on state and tribal nation plan submissions, please visit https://www.ams.usda.gov/rules-regulations/hemp/state-and-tribal-plan-review.

As of January 15, 2023, 42 states, two U.S. territories and 53 tribal nations have had their hemp production plans approved by the USDA; and eight states and seven tribal nations require hemp growers to seek a USDA Hemp Producer License in order to operate.

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Environmental

AgEagle is subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could also be affected by future laws and regulations relating to climate change, including laws related to greenhouse gas emissions and regulating energy efficiency. These laws and regulations could lead to increased environmental compliance expenditures, increased energy and raw materials costs and new and/or additional investment in designs and technologies. We continually assess our compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. These costs often are allowable costs under our contracts with the U.S. government. While environmental protection regulations have not had a significant adverse effect on our overall operations historically, it is reasonably possible that costs incurred to ensure continued environmental compliance in the future could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, or if new areas of soil, air and groundwater contamination are discovered and/or expansions of work scope are prompted by the results of investigations.

Suppliers

In 2023, we maintained strong relationships established with companies that provide many of the parts and services necessary to construct our advanced fixed-wing drones and sensors. As our Company grows, we expect to pursue additional supplier relationships from which we can source less costly and better supplies to stay ahead of the needs of the market. In addition, we have forged strong relationships with key suppliers in the U.S. and in U.S.-allied countries based on their ability to meet our needs and delivery timelines. We will continue to expand upon our suppliers’ expertise to improve our existing products and develop new solutions. In 2023, we experienced some supply delays from in our inability to muster funds due to high interest rates and tighter borrowing requirements that continue to crimp borrowing capacity, and thereby hindering our ability to fulfill current and backorders of our products to convert accounts receivables into cash. We may continue to experience potential supply chain disruptions in 2024 for the same reason.

Operating Segment Revenues

The table below reflects our revenue by operating segment for the months and years indicated below:

	For the Year Ended December 31,
Type	2023	2022
Drones	$6,197,049	$9,840,321
Sensors	7,100,419	8,655,434
Software-as-a-Service (SaaS)	443,930	598,670
Total	$13,741,398	$19,094,425

	For the Six Months Ended June 30,
Type	2024	2023
Drones	$2,498,026	$3,234,083
Sensors	4,586,074	3,855,052
Software-as-a-Service (SaaS)	202,885	246,146
Total	$7,286,985	$7,335,281

Research and Development

Research and development activities are core components of our business, and we follow a disciplined approach to investing our resources to create new drone technologies and solutions. A fundamental part of this approach is a well-defined screening process that helps us identify commercial opportunities that support current desired technological capabilities in the markets we serve. Our research includes the expansion of our fixed wing products, providing for developing a portfolio of UAVs, sensors and ongoing software platform development costs, as well as other technological solutions to problems to which our existing and prospective customers must confront. We cannot predict when, if ever, we will successfully commercialize these projects, or the exact level of capital expenditures they could require, which could be substantial.

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Organizational History

On March 26, 2018, our predecessor company, EnerJex Resources, Inc. (“EnerJex”), a Nevada company, consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated October 19, 2017, pursuant to which AgEagle Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of EnerJex, merged with and into AgEagle Aerial Systems Inc., a privately held company organized under the laws of the state of Nevada (“AgEagle Sub”), with AgEagle Sub surviving as a wholly-owned subsidiary of EnerJex (the “Merger”). In connection with the Merger, EnerJex changed its name to AgEagle Aerial Systems Inc. (the “Company, “we,” “our,” or “us”) and AgEagle Sub changed its name initially to “Eagle Aerial, Inc.” and then to “AgEagle Aerial, Inc.” Prior to this merger, all of the EnerJex operations were conducted through EnerJex Kansas, Inc., Black Sable Energy, LLC, a Texas limited liability company (“Black Sable”) and Black Raven Energy, Inc. a Nevada corporation (“Black Raven”). Its leasehold interests were held in its wholly-owned subsidiaries Black Sable, Working Interest, LLC, EnerJex Kansas and Black Raven. As of December 31, 2021, the Company continued with the wholly-owned subsidiaries, AgEagle Aerial, Inc. and EnerJex Kansas, Inc.

On January 27, 2021 (“MicaSense Acquisition Date”), we entered into a stock purchase agreement (the “MicaSense Purchase Agreement”) with Parrot Drones S.A.S. and Justin B. McAllister (the “MicaSense Sellers”) pursuant to which the Company acquired 100% of the issued and outstanding capital stock of MicaSense, Inc. from the MicaSense Sellers (the “MicaSense Acquisition”). The aggregate purchase price for the shares of MicaSense was $23 million less any debt, and subject to a customary working capital adjustment. MicaSense became a wholly-owned subsidiary of the Company as a result of the MicaSense Acquisition.

On April 19, 2021 (the “Measure Acquisition Date”), the Company entered into a stock purchase agreement (the “Measure Purchase Agreement”) with Brandon Torres Declet (“Mr. Torres Declet”), in his capacity as representative of the sellers, and the sellers named in the Measure Purchase Agreement (the “Measure Sellers”) pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Measure Global, Inc. (“Measure”) from the Measure Sellers (the “Measure Acquisition”). The aggregate purchase price for the shares of Measure is $45 million, less the amount of Measure’s debt and transaction expenses, and subject to a customary working capital adjustment. Measure became a wholly-owned subsidiary of the Company as a result of the Measure Acquisition.

On October 18, 2021 (the “senseFly S.A. Acquisition Date”), the Company entered into a stock purchase agreement with Parrot Drones S.A.S. pursuant to which the Company acquired 100% of the issued and outstanding capital stock of senseFly S.A. from Parrot Drones S.A.S. (the “senseFly S.A. Purchase Agreement”) The aggregate purchase price for the shares of senseFly S.A. is $21,000,000, less the amount of senseFly S.A.’s debt and subject to a customary working capital adjustment. senseFly S.A. became a wholly-owned subsidiary of the Company as a result.

On October 18, 2021 (the “senseFly Inc. Acquisition Date”), AgEagle Aerial and the Company entered into a stock purchase agreement (the “senseFly Inc. Purchase Agreement”) with Parrot Inc. pursuant to which AgEagle Aerial agreed to acquire 100% of the issued and outstanding capital stock of senseFly Inc. from Parrot Inc. The aggregate purchase price for the shares of senseFly Inc. is $2 million, less the amount of senseFly Inc.’s debt and subject to a customary working capital adjustment. senseFly Inc. became a wholly-owned subsidiary of the Company as a result.

Our Headquarters

Our principal executive offices are located at 8201 E. 34th Cir North, Suite 1307, Wichita, Kansas 67226 and our telephone number is 620-325-6363. Our website address is www.ageagle.com. The information contained on, or that can be accessed through, our website is not a part of this Annual Report. We have included our website address in this Annual Report solely as an inactive textual reference.

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Human Capital Resources

As of September 30, 2024, we employed 62 full-time employees and 1 part-time employee. We acknowledge that our employees are the Company’s most valued asset and the driving force behind our success. For this reason, we aspire to be an employer that is known for cultivating a positive and welcoming work environment and one that fosters growth, provides a safe place to work, supports diversity and embraces inclusion. To support these objectives, our human resources programs are designed to develop talent to prepare them for critical roles and leadership positions for the future; reward and support employees through competitive pay, benefit and perquisite programs; enhance the Company’s culture through efforts aimed at making the workplace more engaging and inclusive; acquire talent and facilitate internal talent mobility to create a high performing, diverse workforce; engage employees as brand ambassadors of the Company’s products; and evolve and invest in technology, tools and resources to enable employees at work.

Properties

As of the date of this prospectus, the Company is a party to the following non-cancellable operating leases for manufacturing facilities and office space:

Location	Purpose	Initial Term (months)	Lease Expiration Date
8201 E. 34th Street N, Suite 1307 Wichita, Kansas	Manufacturing Facility & Corporate Headquarters	36	October 31, 2026
Route de Genève 38 1033 Cheseaux-sur-Lausanne, Switzerland	Distribution & Assembly Facility & Offices	60	April 30, 2028
1300 N. Northlake Way Seattle, Washington	Offices	60	January 2026

As of the date of this prospectus, the Company held properties in Wichita, KS, Lausanne, Switzerland and Seattle, WA and represent non-cancelable lease obligations assumed by the Company as a result of its 2021 business acquisitions of senseFly S.A., senseFly Inc., Measure Global Inc., and MicaSense, Inc., respectively. Since late 2022, the Company has been engaged in consolidating its business and manufacturing operations from multiple offices to two centralized locations in Wichita, Kansas and Lausanne, Switzerland. We expect to complete our consolidation efforts before the end of 2024. We vacated our offices in Seattle, Washington and subleased the offices to a third party in May 2023.

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Intellectual Property

As reflected in the table below, we currently have registered trademarks, several patents or pending patents for our proprietary drone, sensor and software technologies filed in the United States and certain jurisdictions abroad. As of the date of this prospectus, our trademark portfolio includes 63 registered and/or pending in various countries and 21 patents in various stages of the patent granting process. We also consider our UAV and sensor manufacturing processes to be trade secrets and have non-disclosure agreements with current employees and business partners to protect those and other trade secrets held by the Company. Risks related to the protection and exploitation of IP rights are set forth in “Risk Factors.”

Trademarks
Mark	Country	Application No.	Filing Date	Registration No.	Registration Date	Status
(RE)DEFINING AGRICULTURAL DRONE SENSING	US	88/521832	7/18/2019	6078193	6/16/2020	Registered
ALTUM	US	88/412439	5/2/2019	6823409	8/23/2022	Registered
	US	97/174411	12/15/2021	6918181	12/6/2022	Registered
	Canada	2198057	6/15/2022			Pending
	China		6/15/2022	1672211	6/15/2022	Registered
ALTUM-PT	European Union		6/15/2022	1672211	6/15/2022	Registered
	Japan		6/15/2022			Pending
	Mexico		6/15/2022			Pending
	Madrid Protocol	A0124015	6/15/2022	1672211	6/15/2022	Registered
MICASENSE	US	86/659942	6/11/2015	4922111	3/22/2016	Registered
REDEDGE	US	88/749873	1/7/2020	6344611	5/11/2021	Registered
REDEDGE-MX	US	88/749880	1/7/2020	6359035	5/25/2021	Registered
	US	97/105307	11/2/2021	6917109	12/6/2022	Registered
	Canada	2189471	4/29/2022			Pending
REDEDGE-P	European Union		4/29/2022	1664529	4/29/2022	Registered
	Japan		4/29/2022			Pending
	Mexico		4/29/2022			Pending
	Madrid Protocol	A0122452	4/29/2022	1664529	4/29/2022	Registered
THE SENSOR THAT DOESN’T COMPROMISE	US	88/521846	7/18/2019	6062427	5/26/2020	Registered
AGEAGLE	US	68/08302	7/20/2021	90837274	8/2/2022	Registered
THE DRONE AGE	US	88/946058	6/3/2020			Pending
	Canada	2068393	12/3/2020			Pending
SENSEFLY, A KAMBILL COMPANY AND DESIGN	India		12/16/2021	5249406	8/1/2022	Registered
	Australia		3/13/2013	1553690	3/13/2013	Registered
	Brazil		3/25/2013	840461313	1/12/2016	Registered
	Brazil		3/25/2013	840461305	3/6/2018	Registered
	Canada	TMA932233	3/15/2013	1618501	3/21/2016	Registered
	China		3/13/2013	1156183	12/24/2013	Registered
	European Union		3/13/2013	1156183	3/13/2017	Registered
EBEE	Russia		3/13/2013	1156183	11/13/2014	Registered
	South Africa	2013/06574	3/14/2013			Pending
	South Africa	2013/06573	3/14/2013			Pending
	Switzerland	61158/2012	9/18/2012	638841	1/21/2013	Registered
	US	79128567	3/13/2013	4503673	4/1/2014	Registered
	WIPO		3/13/2013	7/8/5065	3/13/2013	Registered
	Australia		1/22/2015	1241930	1/22/2015	Registered
	Brazil		1/30/2015	908933975		Registered
	China		1/22/2015	1241930	1/22/2015	Registered
	European Union		1/22/2015	1241930	1/22/2015	Registered
EXOM	Russia		1/22/2015	1241930	1/22/2015	Registered
	South Africa		1/23/2015	2015/01806		Pending
	Switzerland	59684/2014	8/20/2014	663964	9/24/2014	Registered
	WIPO		1/22/2015	1241930	1/22/2015	Registered
	United Kingdom		1/22/2015	UK00801241930	2/11/2016	Registered
	Australia		11/8/2011	1100123	11/8/2011	Registered
	Brazil		3/4/2016	910715637	4/17/2018	Registered
	Brazil		3/4/2016	910715580	4/17/2018	Registered
	Canada	TMA1013798	2/25/2016	1769512	1/24/2019	Registered
	China		11/8/2011	1100123	11/8/2011	Registered
SENSEFLY	European Union		11/8/2011	1100123	11/8/2011	Registered
	Russia		11/8/2011	1100123	11/8/2011	Registered
	Switzerland	62950/2010	5/8/2011	615741	5/26/2011	Registered
	US	79106546	11/8/2011	4166369	7/3/2012	Registered
	WIPO			1100123	11/8/2011	Registered
	Australia		9/9/2016	1814255	9/9/2016	Registered
	China			1322220	9/9/2016	Registered
	European Union			132220	9/9/2016	Registered
ALBRIS	Russia			132220	9/9/2016	Registered
	Switzerland	53355/2016	3/16/2016	685791	3/30/2016	Registered
	US	79197603	9/9/2016	5178765	4/11/2017	Registered
	WIPO			132220	9/9/2016	Registered
EBEE TAC	Switzerland	15306/2020	10/29/2020	754619	11/6/2020	Registered
	WIPO		4/21/2021	1615756	4/21/2021	Registered

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Patents and Pending Patents
Invention Name	Country Code	Status	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Patent Date
REFLECTANCE PANELS FEATURING MACHINE-READABLE SYMBOL AND METHODS OF USE	US	NP-Filed	62/160732	5/13/15
REFLECTANCE PANELS FEATURING MACHINE-READABLE SYMBOL AND METHODS OF USE	US	Granted	15/154719	5/13/16	20170352110	12/7/17	10467711	11/5/19
THERMAL CALIBRATION OF AN INFRARED IMAGE SENSOR	US	Granted	15/620627	6/12/17	20170358105	12/14/17	10518900	12/31/19
THERMAL CALIBRATION OF AN INFRARED IMAGE SENSOR	US	NP-Filed	62/350116	6/14/16
MULTI-SENSOR IRRADIANCE ESTIMATION	PCT	Converted	US2017/066524	12/14/17	WO2018/136175	7/26/18
MULTI-SENSOR IRRADIANCE ESTIMATION	US	Granted	16/037952	7/17/18	20180343367	11/29/18	11290623	3/29/22
MULTI-SENSOR IRRADIANCE ESTIMATION	China	Published	201780083888.1	12/14/17	CN110291368A	9/27/19
MULTI-SENSOR IRRADIANCE ESTIMATION	Europe	Published	17892899.0	12/14/17	3571480	11/27/19
MULTI-SENSOR IRRADIANCE ESTIMATION	Japan	Published	2019-529189	12/14/17	2020-515809	5/28/20
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	Europe	Published	19892185.0	12/3/19	3890466	10/13/21
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	China	Allowed	201980079714.7	12/3/19	CN113226007A	8/6/21
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	US	Published	17/299258	6/2/21	20220038644	2/3/22
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	PCT	Converted	US2019/064296	12/3/19	WO2020/117847	6/11/20
DIFFUSER FOR IRRADIANCE SENSOR	US	Published	17/720093	4/13/22	20220333979	10/20/22
DIFFUSER FOR LIGHT SENSOR	US	NP-Filed	63/174929	4/14/21
AERIAL IMAGING SYSTEM AND METHOD HAVING MULTISPECTRAL AND PANCHROMATIC SENSORS	PCT	Pending	US2022/075938	9/2/22
AERIAL IMAGING SYSTEM AND METHOD HAVING MULTISPECTRAL AND PANCHROMATIC SENSORS	US	NP-Filed	63/240730	9/3/21
CAMERA	US	Granted	29/691510	5/16/19			D907099	1/5/21
CAMERA	US	Granted	29/691512	5/16/19			D907100	1/5/21
LIGHT SENSOR	US	Granted	29/691513	5/16/19			D906845	1/5/21
LENS HOUSING	US	Granted	29/691516	5/16/19			D907102	1/5/21

Legal Proceedings

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition and results of operations. As of the date of this prospectus, there are no pending, nor to our knowledge threatened, legal proceedings against us.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our current executive officers and directors as of the date of this prospectus, their respective positions and offices, and their respective prior principal occupations or brief employment history.

Name	Age	Position
William (Bill) Irby	58	Chief Executive Officer, and Director
Grant Begley	70	Chairman of the Board and Director
Mark DiSiena	57	Chief Financial Officer
Thomas Gardner(1)(2)(3)	47	Director
Kelly Anderson(1)(2)(3)	55	Director
Malcolm Frost(1)(2)(3)	58	Director

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating and Corporate Governance Committee.

William (“Bill”) Irby. Mr. Irby, who acted as President of the Company from February 15, 2024 through April 15,2024 has served as our Chief Executive Officer since April 12, 2024, and since that date is also a Director of the Board. Mr. Irby previously served as President of MTI Motion, a Steel Partners company specializing in motors and hardware for aircraft, weapons systems, and commercial equipment from November 2022 until February 2024. He has a long career spanning several executive roles in innovative defense organizations. Mr. Irby has served as the Chief Operating Officer at Martin UAV (assisting in its acquisition by Shield AI) from March 2021 to December 2021, President of the Reconnaissance Mission Systems sector of L3Harris Technologies from October 2018 through February 2021, SVP/GM of Textron Systems’ Unmanned Systems business from November 2012 until October 2018, and as VP of two business units at Northrop Grumman in Intelligence, Surveillance, and Reconnaissance (ISR) and Tactical Communications. Before joining the defense industry, Mr. Irby served as a combat engineer in the United States Marine Corps. He holds a Bachelor of Science in Engineering from the US Naval Academy, a Master of Science in Technical Management from Johns Hopkins University, and an Executive Certificate in the General Manager Program at Harvard Business School. As a longtime Uncrewed Vehicle Systems International (AUVSI) board member, since April 2015, Mr. Irby continues serves as Chairman after previous roles as Executive Vice Chair, and Treasurer. He also brings his expertise to the advisory boards of Ghost Robotics, Secmation, and LaunchPoint EPS.

Grant Begley. Mr. Begley has served as a member of the Board since June 2016 and as Interim Chief Executive Officer from January 1, 2024 through April 15, 2024. Since July 2011, Mr. Begley has served as President of Concepts to Capabilities Consulting LLC, which advises global executive clients on competitive positioning and performance in aerospace. From August 2010 to September 2011, Mr. Begley was Corporate Senior Vice President for Alion Science and Technology. Prior to Alion, Mr. Begley served as Pentagon Senior Advisor to the Office of the Under Secretary of Defense, for Unmanned Systems, advising on critical issues and leading development of DoD’s 2011 Unmanned Systems Roadmap. Mr. Begley’s career includes defense industry leadership positions for the development of advanced capabilities with Raytheon and Lockheed Martin where he initiated and led cross-corporation unmanned systems and robotics successes. Mr. Begley served in the United States Navy for 26 years, where his duties included operational assignments flying fighter aircraft, designated Top Gun, followed by acquisition assignments for the development and management of next generation manned and unmanned aircraft systems, weapon systems and joint executive acquisition assignments. Mr. Begley holds Masters degrees in Aerospace and Aeronautic Engineering from the Naval Post-Graduate School and a Bachelor’s degree in General Engineering from the U.S. Naval Academy. The Company believes that Mr. Begley’s 20 plus years of experience as a UAV industry expert, focused on UAV technologies, regulations and commercial applications, will be an invaluable resource to the Board.

Mark DiSiena. Mr. DiSiena was appointed the Company’s full-time CFO effective December 1, 2023. Before that he was the Company’s Interim Chief Financial Officer beginning on October 13, 2023. Since November 2021, Mr. DiSiena has offered operational leadership and accounting oversight to clients through Cresset Advisors, a specialty consulting practice he founded to focus on the delivery of tailored interim CFO and advisory services. From 2004 to 2023, Mr. DiSiena has served in related leadership roles, including Chief Financial Officer for Kyruus Health, Titanium Healthcare, Decentral Life (OTC:WDLF), Cherokee Brands (NASDAQ:CHKE) and 4Medica. From 1995 to 2004, he has held management positions at Oracle-NetSuite, LVMH and Lucent Technologies/Bell Labs. In addition, he has consulted at notable companies that include PublicSq (NYSE:PSQH), World View Enterprises, ICON Aircraft, Cetera Financial Group, Countrywide Bank, Paramount Pictures and HauteLook. He began his career as an assurance auditor at PriceWaterhouseCoopers. DiSiena earned a Bachelor of Science degree with honors from New York University, an MBA from Stanford University and a law degree from Vanderbilt University. Mr. DiSiena, is both a retired CPA and attorney.

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Thomas Gardner. Mr. Gardner has served as a member of the Board since June 2016. Since May 2010, Mr. Gardner has served as Partner at NeuVentures, a technology investment firm. Prior to that, Mr. Gardner served as COO and Director at NeuEon, Inc., a technology advisory consulting firm, where he oversaw operations and provided strategic technology and business guidance to select clients. Mr. Gardner has extensive experience in the areas of business and technology leadership across many industries, including financial services, manufacturing, telecommunications, and consumer goods. Within these sectors, Mr. Gardner has specific expertise in the areas of process improvement, digitization and standardization, mergers and acquisitions, system implementations, enterprise resource planning and work-force optimization. Mr. Gardner holds a dual Bachelor of Science in Accounting and Management from Bryant University. The Company believes that Mr. Gardner’s experience as a data analytics expert, along with his strategic technology and business expertise, brings a unique perspective to the Board.

Kelly Anderson. Ms. Anderson has served as a member of the Board since December 2022. She currently serves as CEO of CXO Executive Solutions, a specialized executive talent solutions company she founded in 2020. From 2015 through 2020, she served as a partner in C Suite Financial Partners, a financial consulting firm serving private, private equity, entrepreneurial, family office and government-owned firms across the entertainment, aerospace/defense, Software-as-a-Service and manufacturing industries. Ms. Anderson previously served in senior financial executive posts at notable companies, including Mavenlink (now known as Kantata), Ener-Core (OTC: ENCR), Fisker Automotive (NYSE:FSR), T3 Motion and The First American Corporation (NYSE: FAF). Ms. Anderson also currently serves as a member of the Board of Directors of Tomi Environmental Solutions (Nasdaq: TOMZ) and Concierge Technologies and has previously held board seats at Guardion Health Sciences (Nasdaq: GHSI) and Psychic Friends Network (OTC:PTOP). She is a Certified Public Accountant in California. The Company believes that Ms. Anderson’s over 25 years of experience in public company finance, accounting and corporate governance make her an ideal addition to the Board.

Malcolm Frost. Major General Frost has served as a member of the Board since March 1, 2024. Major General Malcolm Frost is a retired Major General of the U.S. Army with over 35 years of leadership experience in both the U.S. Army and business roles. In the Army, he served as a career Infantryman, commanding and leading soldiers at every level from Lieutenant to 2-star General. Since retiring from the Army, Malcolm provides executive leadership development, public relations, and communications advice to corporate America. He also provides advice to companies in the health and wellness sectors, training, and information operations industries and has served as a corporate board member and advisor. He has extensive keynote and public speaking experience and has been an on-air military and national security contributor to various media outlets. In addition to a Bachelor of Science Degree in Human Resources Management from the United States Military Academy at West Point, Maj. Gen. (Ret) Frost holds advanced degrees from Webster University and the U.S. Army War College in Human Resources Development and National Security Strategy, respectively. He is the recipient of the Distinguished Service Medal x2, Defense Superior Service Medal, Legion of Merit x3, Bronze Star Medal x3, Air Medal, Army Commendation Medal x6 including one for Valor, Combat Infantryman Badge, Master Parachutist Badge and Ranger Tab. He is also the recipient of the U.S. Department of State Meritorious Honor Award for reconstruction, civic and humanitarian achievements while serving in Iraq.

The Board has reviewed the independence of the directors based on the listing standards of The NYSE American. Based on this review, the Board determined that each of Thomas Gardner, Kelly Anderson, and Malcolm Frost are independent within the meaning of the listing rules of NYSE American. In making this determination, the Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence.

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CORPORATE GOVERNANCE

Board Operations

The Chairman of the Board chairs the Board and shareholder meetings and participates in preparing their agendas. Given the limited number of directors comprising the Board, the independent directors call, plan, and chair their executive sessions collaboratively and, between Board meetings, communicate with management and one another directly. The Company believes that these arrangements afford the independent directors with sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

Risk Oversight

The Board oversees a company-wide approach to risk management. The Board assists management to determine the appropriate risk level for the Company generally and to assess the specific risks faced by the Company and reviews the steps taken by management to manage those risks. While the Board has ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, the Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. The Audit Committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. The Board is responsible for overseeing the management of risks associated with the independence of the Board.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for identifying and addressing the risks facing our Company, and that the leadership structure of our Board is effective in implementing this approach.

Board Committees

The Board has standing audit, compensation, and nominating committees, comprised solely of independent directors. Each committee has a charter, which is available at the Company’s website, www.ageagle.com. Each committee member is independent under NYSE American committee independence requirements applicable to the committee on which such member serves.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, and the Company’s internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of the Company’s independent auditors, and the Company’s independent auditors report directly to the Audit Committee.

Prior to December 2023, the members of the Audit Committee consisted of Kelly Anderson as Chair, Thomas Gardner and Grant Begley. The current members of the Audit Committee are Kelly Anderson, Chair, Malcolm Frost, and Thomas Gardner. Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of The NYSE American and the independence requirements of Rule 10A-3 of the Exchange Act. The Board has determined that Kelly Anderson qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of The NYSE American.

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Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the chief executive officer and approves or recommends to the Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

Prior to December 2023, the members of the Compensation Committee consisted of Mr. Begley as Chair, Ms. Anderson and Mr. Gardner. The current members of the compensation committee are Major General Frost as Chair, Mr. Gardner and Ms. Anderson. Each member of the current compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or the Code, and each is an independent director as defined by The NYSE American. The compensation committee has adopted a written charter that satisfies the applicable standards of the SEC and The NYSE American, which is available on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serves, or has served since inception, as a member of the Board, compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of the Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and advising the Board on corporate governance matters. Prior to December 2023, the members of the Nominating and Corporate Governance Committee consisted of Mr. Gardner as Chair, Ms. Anderson and Mr. Begley. The current members of the Nominating and Corporate Governance Committee are Mr. Gardner as Chair, Ms. Anderson, and Major General Frost.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Section 121(a) of the listing standards of NYSE American and applicable SEC regulations. Shareholders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than five hundred words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o AgEagle Aerial Systems Inc., 8201 E. 34th Cir North, Suite 1307, Wichita, Kansas 67226. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a shareholder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or shareholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board members, shareholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Code of Ethics

We adopted a code of ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and other persons who perform similar functions. A written copy of the code can be found on our website at www.ageagle.com and can be made available in print to any shareholder upon request at no charge by writing to our Secretary, c/o AgEagle Aerial Systems Inc., 8201 E. 34th Street North, Suite 1307, Wichita, Kansas 67226. Our Code of Ethics is intended to be a codification of the business and ethical principles which guide us, deter wrongdoing, promote honest and ethical conduct, avoid conflicts of interest, and foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no transactions, since January 1, 2022, or any currently proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. It is the Company’s policy that the Company will not enter into any related party transactions unless the Audit Committee or another independent body of the board of directors of the Company (the “Board” or “Board of Directors”) first reviews and approves the transactions.

Policies and Procedures for Related Person Transactions

While the Company has not adopted a written related party transaction policy for the review, approval and ratification of transactions involving “related parties,” related parties are deemed to be directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of our Common Stock. The policy covers any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which the Company was, is or will be a participant and the amount exceeds $120,000, and in which a related party has any direct or indirect interest. The policy is administered by the Audit Committee.

In determining whether to approve or ratify a related party transaction, the Audit Committee will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company. In making this determination, the Audit Committee is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

●	The position within or relationship of the related party with the Company;

●	The materiality of the transaction to the related party and the Company, including the dollar value of the transaction, without regard to profit or loss;

●	The business purpose for and reasonableness of the transaction, taken in the context of the alternatives available for attaining the purposes of the transaction;

●	Whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms and conditions offered generally to parties that are not related parties;

●	Whether the transaction is in the ordinary course of business and was proposed and considered in the ordinary course of business; and

●	The effect of the transaction on the business and operations, including on internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transactions.

The policy contains standing pre-approvals for certain types of transactions which, even though they may fall within the definition of a related party transaction, are deemed to be pre-approved by the Company given their nature, size and/or degree of significance to the company. These include compensation arrangements with directors and executive officers for which disclosure is required in the prospectus statement and sales of products or services in the ordinary course of business.

In the event the Company inadvertently enters into a related party transaction that requires, but has not received, pre-approval under the policy, the transaction will be presented to the appropriate Board for review and ratification promptly upon discovery. In such event, the committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

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EXECUTIVE AND DIRECTOR COMPENSATION

This compensation discussion and analysis describes our executive compensation philosophy and objectives, provides context for the compensation actions approved by the Compensation Committee, and explains the compensation of each of our named executive officers for the fiscal year ended December 31, 2023 (the “NEOs”). AgEagle’s Compensation Committee, which is made up entirely of independent directors, oversees AgEagle’s compensation plans and policies, approves the compensation for executive officers and administers our equity compensation plans, as well as our organizational development activities and human capital management.

Summary Compensation Table (“SCT”)

The following information is furnished for the Principal Executive Officer (“PEO”) of the Company or its subsidiaries and the two most highly-compensated executive officers (other than the principal executive officer) of the Company and its subsidiaries whose total compensation for the fiscal year ended December 31, 2023, exceeded $100,000. These individuals are sometimes referred to in this prospectus as the “Named Executive Officers (“NEOs”).

Name & Principal Position	Year	Salary	Bonus	Stock Awards (7)	Option Awards (8)	All Other Compensation (9)	Total

William (“Bill”) Irby(1)	2023	$-	$-	$-	$-	$-	$-
	2022	$-	$-	$-	$-	$-	$-

Mark DiSiena(2)	2023	$22,917	$-	$-	$-	$74,250	$97,167
Chief Financial Officer	2022	$-	$-	$-	$-	$-	$-

Barrett Mooney (3)	2023	$380,000	$113,050	$282,340	$2,844	$21,738	$799,972
Former Chairman, Director and CEO	2022	$361,000	$-	$-	$31,725	$21,745	$414,470

Nicole Fernandez-McGovern(4)	2023	$237,500	$99,750	$270,477	$1,631	$18,527	$627,885
Former CFO & EVP of Operations	2022	$308,462	$110,000	$225,750	$31,725	$24,257	$700,194

Michael O’Sullivan (5)	2023	$234,914	$76,724	$150,880	$1,972	$81,847	$546,337
Former Chief Commercial Officer	2022	$259,372	$110,233	$93,661	$7,070	$-	$470,336

Brandon Torres Declet (6)	2023	$-	$-	$-	$-	$-	$-
Former CEO	2022	$23,726	$5,000	$173,025	$-	$119,380	$321,131

(1)	Mr. Irby was hired as President of the Company on February 12, 2024, and became our Chief Executive Offer effective April 15, 2024.
(2)	Mr. DiSiena was hired as an Interim Chief Financial Officer on October 2, 2023, and became our Chief Financial Offer effective December 1, 2023.
(3)	Mr. Mooney was reappointed by the Board of Director to serve as Chief Executive Officer of the Company on January 17, 2022 and ceased to serve as our Chief Executive Officer and director effective December 31, 2023.
(4)	Ms. Fernandez-McGovern served as our Chief Financial Officer from March 26, 2018 to October 13, 2023.
(5)	Mr. O’Sullivan was promoted to Chief Commercial Officer on April 11, 2022; he originally joined the Company in October 2021 upon the acquisition of senseFly and thereafter served as Managing Director of AgEagle’s Swiss Operations. On June 20, 2023, AgEagle delivered notice of termination to Mr. O’Sullivan, which will be effective on December 8, 2023 , subject to further extension as required under the applicable laws of Switzerland, where Mr. O’Sullivan is located and employed.
(6)	Mr. Torres Declet served as the Company’s Chief Executive Officer between May 24, 2021 and January 17, 2022. In connection with Mr. Torres Declet’s departure from AgEagle in January 2022, he received stock awards valued at $125,000 and other compensation of $117,500 in severance considerations.
(7)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of the Company’s Common Stock underlying the respective RSU at the date of grant. Restricted stock awards were issued under AgEagle’s 2017 Omnibus Equity Plan (the Plan”) and vest over one year of service or immediately if determined to be a performance-based award.
(8)	Reflects the fair market value in accordance with FASB ASC Topic 718 – Share Based Payment.
(9)	All Other Compensation includes non-executive consulting fees, Board-related fees, health insurance premiums and employer contributions to 401(k) plan.

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Pay Versus Performance

In accordance with the SEC’s disclosure requirements pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act, regarding Pay Versus Performance (“PVP”), provided below is the Company’s PVP disclosures. As required by Item 402(v) for Smaller Reporting Companies, we have included a table that compares the total compensation of our principal executive officer (“PEO”) and average other named executive officers (“Non-PEO NEOs”), as presented in the Summary Compensation Table (“SCT”), to Compensation Actually Paid (“CAP”). The table and disclosure below also compares CAP to our indexed TSR and GAAP Net Income.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation.

Pay Versus Performance Table – Compensation Definitions

Salary, Bonus, Stock Awards, and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards,” with the table below describing the differences in how these awards are valued for purposes of SCT total and CAP.

Pay Versus Performance Table

In accordance with the SEC’s new PVP rules, the table below shows for 2023 and 2022 executive compensation actually paid to Mr. Barrett Mooney, our principal executive officers (our “PEOs”); Mark DiSiena, Nicole Fernandez-McGovern and Michael O’Sullivan, the Company’s other named executive officers (our “non-PEO NEOs”):

Year	Summary Compensation Table Total for PEO – Mooney ($) (1)	Compensation Actually Paid to PEO – Mooney ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	799,972	514,788	635,695	282,143	6.36	(42,421,737)
2022	414,470	382,745	585,265	262,750	22.29	(58,253,723)

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Year	Summary Compensation Table Total for PEO – DiSiena ($) (1)	Compensation Actually Paid to PEO – DiSiena ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	97,167	97,167	635,695	282,143	6.36	(42,421,737)
2022	-	-	585,265	262,750	22.29	(58,253,723)

Year	Summary Compensation Table Total for PEO – Fernandez- McGovern ($) (2)	Compensation Actually Paid to PEO –Fernandez- McGovern ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	627,885	335,777	635,695	282,143	6.36	(42,421,737)
2022	700,194	442,719	585,265	262,750	22.29	(58,253,723)

Year	Summary Compensation Table Total for PEO – O’Sullivan ($) (2)	Compensation Actually Paid to PEO –O’Sullivan ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1) (2) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($)
2023	546,337	393,485	635,695	282,143	6.36	(42,421,737)
2022	470,336	369,605	585,265	262,750	22.29	(58,253,723)

(1)	The PEO (CEO) in the 2023 and 2022 reporting years is Mr. Mooney. The non-PEO NEOs in the 2023 reporting year are Mr. DiSiena, Ms. Fernandez-McGovern and Mr. O’Sullivan and in the 2022 reporting year are Ms. Fernandez-McGovern and Mr. O’Sullivan.
(2)	The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the SCT Total with certain adjustments noted in the below table and described in footnote 5.
(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718, Compensation – Stock Compensation. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table, which reflect the fair market values of equity awards as of each grant date.
(4)	The total shareholder return (“TSR”) is calculated by taking the difference of the Company’s stock price from the beginning of the measurement period, December 31, 2021 at $31.40, and the ending of the measurement periods of December 31, 2022 and 2023 at $7.00 and $2.00, respectively; then dividing by the respective measurement period’s initial stock price.

	2023 – PEO – Mooney ($)	2022 – PEO – Mooney ($)	2023 - Non-PEO NEOs ($)	2022 - Non-PEO NEOs ($)
Summary Compensation Table (“SCT”) Total Compensation	$799,972	$414,470	$1,271,389	$585,265
Less: Equity awards reported in SCT	(285,184)	(31,725)	(520,593)	(179,103)
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior and Fiscal Years	-	-	-	(111,687)
Fair Value of Equity Compensation Granted in Current Year at Year-End	-	-	-	124,949
Change in Fair Value from End of Prior Fiscal Year to Vesting Date for Awards Made in Prior Fiscal Years that Vested During Current Fiscal Year	-	-	-	205,875
Change in Fair Value as of the Current Fiscal Year (From the End of Prior Fiscal Year) of Awards Granted in Prior Fiscal Years that remain Outstanding and Unvested as of the End of the Current Fiscal Year	-	-	-	(362,550)
Compensation Actually Paid	$514,788	$382,745	$750,796	$262,750

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Employment Agreements of Named Executive Officers

William (“Bill”) Irby

Mr. Irby, served as President of the Company from February 15, 2024 through April 15,2024. On April 12, 2024, the Board appointed Mr. Irby to serve as our Chief Executive Officer effective as of April 15, 2024, and to serve as a Director of the Board. Pursuant to the Employment Agreement, Bill Irby will receive an annual base salary of $375,000 per year, subject to annual performance reviews by the Compensation Committee of the Board of Directors (the “Compensation Committee”). In accordance with the 2017 Omnibus Equity Incentive Plan and any related RSU award agreement, and as approved by the Compensation Committee, Mr. Irby will be eligible to receive a sign on bonus of restricted stock units (“RSUs”) with a fair value of up to $60,000 and a sign on performance bonus of RSUs with a fair value of up to $300,000. In addition, Mr. Irby is entitled to receive an annual performance bonus, which will be determined each year by the Compensation Committee. Pursuant to the Employment Agreement, Mr. Irby is also provided with severance benefits in the event of termination without cause.

Grant Begley

Mr. Begley has served as a member of the Board since June 2016 and the Interim Chief Executive Officer from January 1, 2024 through April 14, 2024. Pursuant to the terms of the Interim CEO Agreement by and between the Company and Mr. Begley, through his personal consulting entity, Concepts to Capabilities Consulting, LLC dated December 28, 2023 (the “Interim CEO Agreement”), the Company has agreed to pay Mr. Begley $18,666.67 each month. The initial term of the Interim CEO Agreement is one month from the effective date of January 1, 2024, and may be auto-renewed each month, unless and until terminated for any or no reason, by either party providing at least 30 days’ written notice to the other party.

Mark DiSiena

Mr. Mark DiSiena was appointed as the Company’s principal financial and accounting officer and Interim Chief Financial Officer, effective as of October 13, 2023. On November 30, 2023, the Board of Directors of the Company appointed Mr. DiSiena as Chief Financial Officer of the Company, effective as of December 1, 2023 (the “Commencement Date”). Pursuant to an employment offer letter dated November 28, 2023 (the “Offer Letter”), Mr. DiSiena shall receive an annual base salary of $275,000 and a sign-on bonus in the form of restricted stock units (the “RSUs”) not to exceed $60,000 in total award value, with 50% of the RSUs to vest one year after Commencement Date, and the remainder to vest two years after Commencement Date. Mr. DiSiena will be eligible to receive an annual performance-based bonus comprised of up to $75,000 in cash and RSUs not to exceed $60,000 in total award value, with 34% of the total RSU award to vest at the time of the award date, 33% of the original award amount to vest one year after the award date, and the remainder to vest two years after the award date. The performance bonus amounts each year will be determined at the sole discretion of the Board of Directors of the Company based upon an assessment of a combination of his achievement of designated personal goals and the Company reaching designated corporate goals.

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Barrett Mooney (Former Chief Executive Officer)

On January 17, 2022, Mr. Mooney was reappointed to serve as the Chief Executive Officer of the Company. Mr. Mooney continues his role as Chairman of the Board. In his role as Chief Executive Officer, Mr. Mooney receives an annual base salary of $380,000 per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan, approved by the Compensation Committee, Mr. Mooney will be eligible for an annual cash bonus of up to 35% of his then-current base salary and RSUs with a fair value of $350,000, based upon his performance as determined by certain metrics established by the Board and Mr. Mooney, for a total annual compensation of up to $863,000. Additionally, Mr. Mooney is entitled to receive a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the grant date, subject to the vesting provisions of the Company’s 2017 Omnibus Equity Plan.

On January 4, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, approved for Mr. Mooney, his 2022 Executive Performance Award comprising of $113,050 in cash bonus and the issuance of 297,500 restricted stock units (“RSUs”).

Mr. Mooney is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered into between Mr. Mooney and the Company, Mr. Mooney will be entitled to the following benefits: (i) six months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully-vested RSUs with a fair market value of $190,000 on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Mr. Mooney’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

In the event the Board determines in its discretion that Mr. Mooney must relocate his principal place of performance of her duties, the Company shall pay and/or reimburse his expenses in connection with such relocation.

On December 17, 2023, the Company received notice from Mr. Barrett Mooney that he has decided to depart the Company as Chief Executive Officer and Director to pursue another professional opportunity, effective December 31, 2023.

Nicole Fernandez-McGovern (Former Chief Financial Officer and EVP of Operations)

On April 19, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved changes in the compensation of Ms. Fernandez-McGovern: (i) an additional one-time grant of 125,000 RSUs that will vest on a pro rata basis over one year subject to the terms of an RSU grant agreement, and (ii) an increase in the number of grants, on a quarterly basis, of non-qualified options from 15,000 to 25,000 shares of Company Common Stock subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Ms. Fernandez-McGovern’s then base salary and potential bonus payments did not change.

On June 14, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved the adoption of its 2021 Executive Bonus Plan pursuant to which, if all performance milestones related to the Company’s operational, financial and strategic targets were met, Ms. Fernandez-McGovern would be entitled to receive up to a maximum of an additional $44,000 in cash bonus and 285,000 RSUs.

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On November 12, 2021, the Board, in connection with the 2021 senseFly Acquisition and the 2021 executive compensation plan, approved a spot bonus of cash bonus of $10,000 and 75,000 RSUs to Mrs. Fernandez-McGovern.

On February 7, 2022, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved an increase in Ms. Fernandez-McGovern’s annual salary from $220,000 to $300,000, effective retroactively to January 1, 2022, the 2021 Executive Bonus Award of $10,000 in cash bonus and the issuance of 62,500 RSUs.

Additionally, on February 7, 2022, the Company’s Board, upon recommendation of the Compensation Committee, approved the adoption of its 2022 Executive Compensation Plan pursuant to which, if all performance milestones related to the Company’s operational, financial, and strategic targets are met, Mrs. Fernandez-McGovern will be eligible to receive the following:(i) an annual cash bonus of up to 35% of her then-current base salary and RSUs with a fair value of up to $300,000, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. (ii) a service-based bonus, comprised of a cash bonus of $50,000 and RSUs with a fair value of $50,000, which is payable in October 2022, and (iii) a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

On January 4, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, approved for Ms. Fernandez-McGovern, her 2022 Executive Performance Award comprising of $99,750 in cash bonus and the issuance of 285,000 RSUs.

Ms. Fernandez-McGovern is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered into between Ms. Fernandez-McGovern and the Company, Ms. Fernandez-McGovern will be entitled to the following benefits: (i) six months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully-vested restricted shares of Common Stock of the Company with a fair market value of $125,000 on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Ms. Fernandez-McGovern’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment. Furthermore, in the event the Board determines in its discretion that Ms. Fernandez-McGovern must relocate her principal place of performance of her duties, the Company shall pay and/or reimburse her for expenses, in connection with such relocation.

Michael O’Sullivan (Former Chief Commercial Officer)

On April 11, 2022, Michael O’Sullivan (“Mr. O’Sullivan”) was appointed as the Company’s Chief Commercial Officer, Mr. O’Sullivan will receive an annual base salary of 250,000 CHF per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan and as approved by the Compensation Committee, Mr. O’Sullivan will be eligible to receive an annual cash bonus of up to 30% of his then-current base salary and RSUs with a fair value of up to 150,000 CHF, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. Furthermore, Mr. O’Sullivan is entitled to a service-based bonus, comprised of a cash bonus of 87,500 CHF and RSUs with a fair value of 87,500 CHF. Upon execution of his employment agreement with the Company, Mr. O’Sullivan was immediately granted RSUs with a fair value of 43,750 CHF, as part of his service-based bonus. The remaining RSUs with a fair value of 43,750 CHF and the cash payment of 87,500 CHF will vest in October 2022. In addition, Mr. O’Sullivan is entitled to receive a quarterly grant of 10,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

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On January 4, 2023, the Company’s Board of Directors, upon recommendation of the Compensation Committee, approved for Mr. O’Sullivan, his 2022 Executive Performance Award comprising of $55,344 in cash bonus and the issuance of 57,500 RSUs.

On June 20, 2023, the Company delivered notice of termination to Mr. O’Sullivan, which termination was scheduled for September 20, 2023, subject to further extension as required under the applicable laws of Switzerland, where Mr. O’Sullivan is located and employed. Mr. O’Sullivan’s termination was effective on December 8, 2023.

Mr. O’Sullivan is provided with severance benefits in the event of termination without cause or for good reason, as defined in his employment offer letter. Upon execution of a severance agreement entered into between Mr. O’Sullivan and the Company, Mr. O’Sullivan will be entitled to the following benefits: (i) three months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) three months of paid Garden Leave, which is paid in the form of salary continuation, in accordance with the laws of Switzerland; and (iii) a grant of fully-vested RSUs with a fair market value of 150,000 CHF on the date of termination of employment, pursuant to the terms of the separation agreement. On December 22, 2023, the Company granted its former chief commercial officer 28,996 RSUs as part of the resignation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Mr. O’Sullivan’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

Compensation of Directors

The following table sets forth information regarding compensation of each director as of the fiscal years ended December 31, 2023 and 2022:

Name	Year	Fees Earned or Paid in Cash $	Stock Awards (4)	Total $
Barrett Mooney (1)	2023	$-	$-	$-
Former Director and Chairman of the Board	2022	$15,000	$-	$15,000
Thomas Gardner	2023	$30,000	$47,425	$77,425
Director	2022	$60,000	$31,725	$91,725
Grant Begley	2023	$30,000	$52,558	$82,558
Director and Chairman of the Board	2022	$60,000	$31,725	$91,725
Kelly Anderson(2)	2023	$30,000	$47,925	$77,925
Director	2022	$-	$1,194	$1,194
Luisa Ingargiola (3)	2023	$-	$-	$-
Former Director	2022	$60,000	$27,500	$87,500

(1)	Mr. Barrett Mooney served solely as the Company’s Chairman of the Board in 2021 and was appointed to also serve as Chief Executive Officer between January 2022 and December 31, 2023.
(2)	Ms. Anderson joined the Company’s Board on December 6, 2022. Pursuant to Ms. Kelly Anderson’s offer letter dated December 6, 2022, she was entitled to receive for her service on the Board five-year options to purchase 25,000 shares of Common Stock per calendar quarter of service at an exercise price per share equal to the market price of our Common Stock at the time of issuance that will vest in equal installments every calendar quarter for the two-year period after date the grant.
(3)	Ms. Ingargiola ceased to be a director of the Company effective December 5, 2022.
(4)	Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 - Share Based Payment, based on the closing price of the Company’s Common Stock on the grant date and vest over a two-year period.
(5)	The Company had incorrectly reported the fair market value of the option awards in 2021. These amounts have been corrected to properly reflect the fair market value in accordance with FASB ASC Topic 718 – Share Based Payment.

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Company 2017 Omnibus Equity Incentive Plan

The 2017 Omnibus Equity Plan (the “Plan”) is a comprehensive incentive compensation plan under which the Company can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, the Company The purpose of the Plan is to help the Company attract, motivate and retain such persons and thereby enhance shareholder value. The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares , restricted shares, RSUs, performance stock, performance units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s subsidiaries are eligible for incentive stock option awards). The Company currently has reserved a total of 750,000 shares of Common Stock for issuance as or under awards to be made under the Plan.

Types of Stock Awards

The Plan provides for the grant of incentive stock options and non-qualified stock options. Stock options may be granted to employees, including officers, non-employee directors and consultants of the Company or its affiliates, except that incentive stock options may be granted only to employees.

Share Reserve

The aggregate number of shares of Common Stock that have been reserved for issuance under the Plan is 750,000. As of June 30, 2024 there are 591,121 awards granted under the Plan, of which 220,490 awards have been canceled due to termination of employment of certain officers and employees, leaving 379,369 shares of Common Stock remaining for future issuance under the Plan. If a stock option award expires, terminates, is canceled or is forfeited for any reason, the number of shares subject to the stock option award will again be available for issuance. In addition, if stock awards are settled in cash, the share reserve will be reduced by the number of shares of Common Stock with a value equal to the amount of the cash distributions as of the time that such amount was determined and if stock options are exercised using net exercise, the share reserve will be reduced by the gross number of shares of Common Stock subject to the exercised portion of the option.

Administration

The Board or a duly authorized committee thereof, has the authority to administer the Plan. Subject to the terms of the Plan, the Board or the authorized committee, referred to herein as the committee, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock option awards, including the period of exercisability and vesting schedule applicable to a stock option award. Subject to the limitations set forth below, the committee will also determine the exercise price and the types of consideration to be paid for the award. The committee has the authority to modify outstanding awards under the Plan. The committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and to perform all other acts, including delegating administrative responsibilities, as it deems advisable to construe and interpret the terms and provisions of the Plan and any stock option award granted under the Plan. Decisions and interpretations or other actions by the committee are in the discretion of the committee and are final binding and conclusive on the Company and all participants in the Plan.

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Stock Options

Incentive stock options and non-qualified stock options are granted pursuant to stock option award agreements adopted by the committee. The committee determines the exercise price for a stock option, within the terms and conditions of the Plan, provided that the exercise price shall not be less than (i) in the case of a grant of any NQSO or an ISO to a key employee who at the time of the grant does not own stock representing more than ten percent (10%) of the total combined voting power of all classes of our stock or of any subsidiary, one hundred percent (100%) of the fair market value of a share of Common Stock as determined on the date the stock option award is granted; (ii) in the case of a grant of an ISO to a key employee who, at the time of grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of our stock or of any subsidiary, one hundred ten percent (110%) of the fair market value of a share of Common Stock, as determined on the date the stock option award is granted. The fair market value of the Common Stock for purposes of determining the exercise price shall be determined by the committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Code Section 422(c)(8) and 409A as applicable. Stock options granted under the Plan will become exercisable at the rate specified by the committee and may be exercisable for restricted stock, if determined by the committee.

The committee determines the term of stock options granted under the Plan, up to a maximum of ten years. The option holder’s stock option agreement shall provide the rights, if any, that such holder has to exercise the stock option at such time that such holder’s service relationship with us, or any of our affiliates, ceases for any reason, including disability, death, with or without cause, or voluntary resignation. All unvested stock option awards are forfeited if the participant’s employment or service is terminated for any reason, unless our compensation committee determines otherwise.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the committee and may include (i) check, bank draft or money order, or wire transfer, (ii) if the company’s Common Stock is publicly traded, a broker-assisted cashless exercise, or (iii) such other methods as may be approved by the committee, including without limitation, the tender of shares of our Common Stock previously owned by the option holder or a net exercise of the option.

Unless the committee provides otherwise, options generally are not transferable except by will, the laws of descent and distribution. The committee may provide that a non-qualified stock option may be transferred to a family member, as such term is defined under the applicable securities laws.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as non-qualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Adjustments for Changes in Capital Structure and other Special Transactions

In the event of a stock dividend, stock split, or recapitalization, or a corporate reorganization in which we are a surviving corporation (and our shareholders prior to such transaction continue to own at least 50% of our capital stock after such transaction), including without limitation a merger, consolidation, split-up or spin-off, or a liquidation, or distribution of securities or assets other than cash dividends, the number or kinds of shares subject to the Plan or to any stock option award previously granted, and the exercise price, shall be adjusted proportionately by the committee to reflect such event.

In the event of a merger, consolidation, or other form of reorganization with or into another corporation (other than a merger, consolidation, or other form of reorganization in which we are the surviving corporation and our shareholders prior to such transaction continue to own at least 50% of the capital stock after such transaction), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by us), all stock options held by any option holder shall be fully vested and exercisable by the option holder.

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Furthermore, the committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of shares subject to the Plan or any option under the Plan.

Amendment, Suspension or Termination

The committee may at any time amend, suspend, or terminate any and all parts of the Plan, any stock option award granted under the Plan, or both in such respects as the committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any option holder with respect to any stock option award previously granted under the Plan without the option holder’s consent.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by the Named Executive Officers as of the fiscal year ended December 31, 2023:

		Option Awards (1)				Stock Awards
Name & Principal Position	Year	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Options Exercise price ($)	Expiration Date	Number of shares or units of stock that have not Vested (#)	Market value of shares or units of stock that have not Vested ($)
Mark DiSiena	2023	—	—	—	—	—		$—
Chief Financial Officer	2022	—	—	—	—	—		$—

Barrett Mooney(3)	2023	156	—	$3.40	09/29/2028	—		$—
Former Chief Executive Officer and Former Chairman of the Board	2023	313	—	$4.60	06/29/2028	—	$
	2023	469	—	$9.00	03/30/2028	—		$—
	2022	625	—	$7.00	12/30/2027	—		$—
	2022	781	—	$9.20	09/29/2027	—		—
	2022	938	—	$13.00	06/29/2027	—		$—
	2022	1094	—	$23.80	03/30/2027	—		$—
	2021	1250	—	$31.40	12/30/2026	—		$—
	2021	1250	—	$60.20	09/29/2026	—		$—
	2021	1250	—	$105.40	06/29/2026	—		$—
	2021	1250	—	$125.20	03/30/2026	—		$—
	2020	1250	—	$120.00	12/30/2025	—		$—
	2020	1250	—	$45.60	09/29/2025	—		$—
	2020	750	—	$23.80	06/29/2025	—		$—
	2020	750	—	$8.20	03/30/2025	—		$—
	2019	750	—	$9.00	12/29/2024	—		$—
	2019	5000	—	$6.20	09/28/2024	—		$—
		0		-
Nicole Fernandez-McGovern(3)	2023	156	—	$4.60	06/29/2028	—		$—
Former Chief Financial Officer and EVP of Operations	2023	313	—	$9.00	03/30/2028	—		$—
	2022	469	—	$7.00	12/30/2027	—		$—
	2022	625	—	$9.20	09/29/2027	—		$—
	2022	781	—	$13.00	06/29/2027	—		$—
	2022	938	—	$23.80	03/30/2027	—		$—
	2021	1094	—	$31.40	12/30/2026	—		$—
	2021	1250	—	$60.20	09/29/2026	—		$—
	2021	1250	—	$105.40	06/29/2026	—		$—
	2021	750	—	$125.20	03/30/2026	—		$—
	2020	750	—	$120.00	12/30/2025	—		$—
	2020	6250	—	$104.00	12/20/2025	—		$—
	2020	750	—	$45.60	09/29/2025	—		$—
	2020	625	—	$23.80	06/29/2025	—		$—
	2020	6250	—	$25.40	05/13/2025	—		$—
	2020	625	—	$8.20	03/30/2025	—		$—
	2019	625	—	$9.00	12/29/2024	—		$—
	2019	2500	—	$6.20	09/28/2024	—		$—
	2019	1250	—	$6.20	09/28/2024	—		$—
	2019	625	—	$6.20	09/28/2024	—		$—
	2019	625	—	$5.80	06/28/2024	—		$—
	2019	7500	—	$8.20	03/28/2029	—		$—
	2019	625	—	$8.20	03/29/2024	—		$—

Michael O’Sullivan(3)	2023	469	781	$9.00	03/30/2028	—		$—
Former Chief Commercial Officer	2022	250	250	$7.00	12/27/2027	—		$—
	2022	313	188	$9.20	09/29/2027	—		$—
	2022	375	125	$13.00	06/29/2027	—		$—

(1)	All options vest equally over two years with a one-year cliff vest, as adjusted after the 20:1 split.
(2)	Restricted stock awards vests equally over a year period.
(3)	The options were exercisable for a period of 90 days after resignation. After such date, the options were cancelled.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock, as of the date of this prospectus, by each of the Company’s directors, and executive officers and each person known to the Company to own beneficially more than 5% of the Common Stock. Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares.

A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the date of this prospectus and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares, although such shares are not taken into account in the calculations of the total number of shares or percentage of outstanding shares.

Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within sixty (60) days of September 30, 2024. There were 17,320,462 shares of Common Stock of the Company issued and outstanding as of September 30, 2024.

Name and Address of Beneficial Owner(1)	Number of Shares (2)	Percent of Class
William (“Bill”) Irby	372	*
Chief Executive Officer, President & Director
Mark DiSiena	-	-
Chief Financial Officer	-	-
Grant Begley
Chairman of the Board	40,552	*
Thomas Gardner	34,093	*
Director
Kelly Anderson	18,726	*
Director
Malcolm Frost	500	*
Director
All Directors and Executive Officers as a Group ( 6 persons)	94,243	*

* Represents less than 1% percent of the Company’s outstanding shares.

(1)	Unless otherwise indicated, such individual’s address is c/o AgEagle Aerial Systems Inc., 8201 E. 34th Street N, Suite 1307 Wichita, Kansas 67226.
(2)	All shares reflected are shares of Common Stock which underlie restricted stock units and stock options issued and fully vested as of the date of this prospectus.

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DESCRIPTION OF SECURITIES

The following summary of the terms of our Common Stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, or articles of incorporation, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 275,000,000 shares, of which 250,000,000 shares are designated as Common Stock, and 25,000,000 shares are designated as preferred stock, par value $.001 per share of which (i) no shares have been designated as Series A Preferred Stock, (ii) 1,764 shares have been designated as Series B Preferred Stock, (iii) 10,000 shares have been designated as Series C Preferred Stock, (iv) 2,000 shares have been designated as Series D Preferred Stock, (v) 1,050 shares have been designated as Series E preferred stock, and (vi) 35,000 shares have been designated as Series F Preferred Stock.

As of September 30, 2024, we had 17,320,462 shares of Common Stock issued and outstanding, and 3,256 shares of Series F Preferred outstanding.

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the NRS prescribes a different percentage of votes and/or exercise of voting power.

Dividend Rights

Subject to the rights of the holders of preferred stock, the holders of outstanding Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

No Preemptive or Similar Rights

Holders of our Common Stock do not have preemptive rights and shares of our Common Stock are not convertible or redeemable.

Right to Receive Liquidation Distributions

Subject to the rights of the holders of preferred stock, as discussed below, upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of Common Stock.

Pre-Funded Units and Pre-Funded Warrants to be issued in this offering

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrant. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

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The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration. The Pre-Funded Warrants offered hereby will entitle the holders thereof to purchase our shares of common stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. There is no expiration date for the Pre-Funded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage (up to 9.99%), provided that any increase will not be effective until the 61st day after such election. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holder will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares for which the Pre-Funded Warrant was exercisable immediately prior to such fundamental transaction. The holders of the Pre-Funded Warrants may also require us to purchase the Pre-Funded Warrants from the holders by paying to each holder an amount equal to the Black-Scholes value of the remaining unexercised portion of the Pre-Funded Warrants on the date of the fundamental transaction.

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No Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of Pre-Funded Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Warrant Stockholder Approval

Under NYSE American listing rules, the alternative cashless exercise option (described below) in the Series A Warrants, certain anti-dilution provisions in the Series B Warrants (described below), and the reverse stock split provision in both Series A Warrants and Series B Warrants (each described below) will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the foregoing provisions will not become effective and the Series A Warrants and Series B Warrants will have substantially less value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

Series A Warrants and Series B Warrants to be issued in this offering

The following summary of certain terms and provisions of the Series A Warrants and Series B Warrants included in the Units offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the forms of Series A Warrant and Series B Warrant, which are filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the forms of Series A Warrant and Series B Warrant.

Exercisability. The Series A Warrants and Series B Warrants are exercisable immediately and at any time up to the date that is five years after their original issuance. The Series A Warrants and Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants and Series B Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants or Series B Warrants under the Securities Act is not effective, the holder may elect to exercise the Series A Warrants or Series B Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of Series A Warrants or Series B Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Following the Closing, we have agreed to use reasonable best efforts to obtain, at a special meeting of our stockholders of the Company (at which a quorum is present) no later than November 30, 2024, such approval as may be required by the applicable rules and regulations of the NYSE American (or any successor entity) from the stockholders of the Company with respect to the alternative cashless exercise option in the Series A Warrants, certain anti-dilution provisions in the Series B Warrants, and the reverse stock split provision in both Series A Warrants and Series B Warrants (the “Warrant Stockholder Approval”). The Company will prepare and file with the Commission a proxy statement under Section 14 of the Securities Exchange Act to be sent to the Company’s stockholders in connection with such stockholder meeting (the “Proxy Statement”), which Proxy Statement shall also contain a proposal for a reverse stock split. On or after receipt of the Warrant Stockholder Approval, a holder may also effect an “alternative cashless exercise” at any time while the Series A Warrants are outstanding. In such event, the aggregate number of shares issuable in such alternative cashless exercise will be equal to the number of Series A Warrants being exercised multiplied by two.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrants or Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants and Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series A Warrants is the public offering price of the Units. The exercise price per whole share of common stock purchasable upon exercise of the Series B Warrants is one hundred percent (100%) of the public offering price of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subsequent Financing. In addition, subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Series B Warrants then in effect, the exercise price of the Series B Warrants will be reduced to such price, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

Reverse Stock Split. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series A Warrants or Series B Warrants then in effect, then the exercise price of the Series A Warrants and Series B Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

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Transferability. Subject to applicable laws, the Series A Warrants and Series B Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent. The Series A Warrants and Series B Warrants will be issued in registered form under a warrant agency agreement between Equiniti Trust Company, as warrant agent, and us. The Series A Warrants and Series B Warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and Series B Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series A Warrants and Series B Warrants will be entitled to receive upon exercise of the Series A Warrants and Series B Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants and Series B Warrants immediately prior to such fundamental transaction. The holders of the Series A Warrants and Series B Warrants may also require us to purchase the Series A Warrants and Series B Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Series A Warrants and Series B Warrants on the date of the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or Series B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series A Warrants or Series B Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A Warrant or Series B Warrants.

Governing Law. The Series A Warrants, Series B Warrants, and the warrant agency agreement are governed by New York law.

Reverse Stock Split. Within five (5) business days of that date which is the earlier of that date on which (i) the Company receives notification from the NYSE American that the Company’s common stock is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Company’s common stock or (ii) the trailing 30-trading day average of the Company’s common stock as quoted on the NYSE American is less than $0.20 per share, the Company shall file with the Securities and Exchange Commission either a proxy statement or an information statement, as applicable, under Section 14 of the Securities Exchange Act of 1934, as amended, to effect a reverse stock split in such a ratio that, in the reasonable opinion of counsel to the Company, is sufficient to maintain the listing of the Company’s common stock on The NYSE American and, if applicable, shall schedule a meeting of its shareholders no later than 45 days after such date for a vote to approve such stock split (the “NYSE Compliance Stockholder Approval”). The Company shall effect the reverse stock split within five (5) business days after the date that is the earlier of the date on which on which the approval of stockholders for a reverse stock split is first obtained as referenced above.

Preferred Stock

Our Board of Directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. The issuance of our preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. Our Board of Directors has previously designated (i) no shares have been designated as Series A Preferred Stock, (ii) 1,764 shares have been designated as Series B Preferred Stock, (ii) 10,000 shares have been designated as Series C Preferred Stock and (iii) 2,000 shares have been designated as Series D Preferred Stock and 1,050 shares have been designated as Series E. In June 2022, our Board of Directors designated a new series of Preferred Stock, the Series F 5% Preferred Convertible Stock (“Series F”), and authorized the sale and issuance of up to 35,000 shares of Series F.

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Anti-Takeover Effects of Certain Provisions of Nevada Law

The following is a summary of certain provisions of Nevada law, our articles of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes and our articles of incorporation and bylaws.

Effect of Nevada Control Share Statute. We are subject to Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Statute that is a type of anti-takeover law. In general, these provisions restrict the ability of individuals and groups acquiring a controlling interest of the voting shares of certain Nevada corporations from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction. These provisions apply to a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada. The Control Share Statute provides that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Control Share Statute, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the control share statute by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

Effect of Nevada Business Combination Statute. We are subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Statute. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute provides that specified persons who, together with their affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders.

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PLAN OF DISTRIBUTION

We are offering on a best-efforts basis 26,899,996 units (the “Units”), for gross proceeds of approximately $6.5 million before deduction of placement agent commissions and offering expenses, consisting of (a) 15,283,330 common Units (the “Common Units”), with each Common Unit consisting of one share of our common stock, $0.001 par value per share, one Series A warrant (“Series A Warrant”) to purchase one share of common stock and one Series B warrant (“Series B Warrant”) to purchase one share of common stock and (b) 11,616,666 pre-funded Units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of common stock, one Series A Warrant to purchase one share of common stock and one Series B Warrant to purchase one share of common stock. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Each Series A Warrant offered hereby is immediately exercisable on the date of issuance at an exercise price of $0.24 per share of common stock, or pursuant to an alternate cashless exercise option, and will expire five years from the closing date of this offering. Each Series B Warrant offered hereby is immediately exercisable on the date of issuance at an exercise price of $0.50, and will expire five years from the closing date of this offering.

Under the alternate cashless exercise option of the Series A Warrants, the holder of the Series A Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A Warrant and (y) 2.0. In addition, the Series A Warrants and Series B Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price for the five trading days immediately preceding and immediately following the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants. Finally, with certain exceptions, the Series B Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series B Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series B Warrant.

Each Pre-Funded Warrant will be exercisable for one share of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit is equal to the price per Common Unit minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

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Pursuant to a placement agency agreement (the “Placement Agency Agreement”) to be signed by and between the Company and Spartan Capital Securities, LLC (“Spartan” or the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus, Spartan will act as our exclusive placement agent. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The Placement Agency Agreement provides that the Placement Agent’s obligations are subject to conditions contained in the Placement Agency Agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect that investors in this offering may enter into an agreement, substantially in the form of the securities purchase agreement attached hereto (the “Form of Securities Purchase Agreement”), with the Company to purchase shares of common stock or Pre-Funded Warrants, or a combination of both securities, to participate in the offering. We expect to deliver the securities being offered pursuant to this prospectus on or about October 3, 2024. The Form of Securities Purchase Agreement is attached hereto as Exhibit 10.32 and is incorporated herein by reference.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 8.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the Placement Agency Agreement, we will agree to pay Spartan a non-accountable expense allowance of one-half of one percent (.5%) of the gross proceeds received by us in the Offering and will agree to reimburse the Placement Agent a maximum of $215,000 for reasonable out-of-pocket accountable expenses including “road show”, diligence, escrow agent or clearing agent fees up to $15,000 and reasonable documented legal fees and disbursements for one legal counsel. The Placement Agency Agreement, however, will provide that in the event this offering is terminated, the Placement Agent will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(f)(2)(C).

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$0.24	$0.239	$6,444,382.37
Placement Agent fees (8.0%)(1)	$0.0192	$0.01912	$515,550.59
Proceeds, before expenses, to us	$0.2208	$0.21988	$5,928,831.78

(1)	Excludes a non-accountable expense allowance of 0.5% of the gross proceeds received by us in the offering to be paid to the Placement Agent further to the Placement Agency Agreement.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the Placement Agent commissions and a non-accountable expense allowance, will be approximately $120,000, all of which are payable by us. This figure does not include, among other things, the Placement Agent’s fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel) up to $215,000.

Tail Financing

Subject to certain exceptions, the Placement Agent shall be entitled to a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from an investment made by any investor actually introduced by the Placement Agent to the Company during the twelve month period after June 24, 2024 (a “Tail Financing”), and such Tail Financing is consummated at any time during the twelve (12) month period after termination of the Placement Agent’s engagement or the closing of this offering, as applicable.

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Lock-Up

The Company, on behalf of itself and any successor entity, will agree that, without the prior written consent of the Placement Agent, it will not, for a period of 180 days after the date of the Placement Agency Agreement, other than certain exempt issuances, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The directors and executive officers of the Company and each of the holders of 5% or more of the Company’s common stock will not until the date that is one hundred and eighty (180) days after the date of this prospectus, subject to certain customary exceptions, directly or indirectly, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any shares of common stock, any unit, any warrant to purchase shares of common stock or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, common stock or any other equity security of the Company (each a “Relevant Security”), or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act, and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, with respect to the undersigned’s holdings, or otherwise publicly disclose the intention to do so.

The foregoing description of the compensation arrangements between the Company and the Placement Agent are set forth in the Placement Agency Agreement, and is qualified in its entirety by reference to the form of Placement Agency Agreement, a copy of which is attached hereto as Exhibit 1.1 and which is incorporated herein by reference.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Determination of Offering Price

The actual offering price of the securities we are offering, and the exercise price of the Pre-Funded Warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Pre-Funded Warrants that we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

Other Activities and Certain Relationships

The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer of employee.

LEGAL MATTERS

The validity of the issuance of the Registered Securities offered hereby will be passed upon for us by Duane Morris LLP. Certain legal matters relating to this offering will be passed upon for the Placement Agent by Manatt, Phelps & Phillips LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements of AgEagle Aerial Systems, Inc. as of December 31, 2023 and 2022 and for the years then ended and filed with the Company’s Annual Report on Form 10-K, which includes an explanatory paragraph relating to AgEagle Aerial Systems, Inc.’s ability to continue as a going concern, filed on April 1, 2024, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

Our transfer agent is Equiniti, located at 3200 Cherry Creek Drive South Drive, Suite 430 Denver, Colorado 80209

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024;
●	Current Report on Form 8-K filed on January 29, 2024;
●	Current Report on Form 8-K filed on January 30, 2024;
●	Current Report on Form 8-K filed on February 8, 2024;
●	Current Report on Form 8-K filed on February 9, 2024;
●	Current Report on Form 8-K filed on February 9, 2024;
●	Current Report on Form 8-K filed on February 15, 2024;
●	Current Report on Form 8-K filed on March 7, 2024;
●	Current Report on Form 8-K filed on March 7, 2024;
●	Current Report on Form 8-K filed on April 18, 2024;
●	Definitive Proxy Statement on Schedule 14A filed April 26, 2024;
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed on May 15, 2024;
●	Current Report on Form 8-K filed on June 5, 2024;
●	Current Report on Form 8-K filed on June 26, 2024;
●	Current Report on Form 8-K filed on July 2, 2024;
●	Current Report on Form 8-K filed on July 25, 2024;
●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed on August 14, 2024; and
●	Current Report on Form 8-K filed on September 6, 2024.

The description of our Common Stock contained in our Registration Statement on Form 8-A filed on June 12, 2014, including the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on April 1, 2024, including any amendments or reports filed for the purpose of updating the description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the reports and documents that are incorporated by reference in this prospectus. You may access such reports and documents at our website at www.ageagle.com or request such reports and documents by contacting us at:

AgEagle Aerial Systems Inc.

8201 E. 34th Street N, Suite 1307

Wichita, Kansas 67226

Tel. No. (620) 325-6363

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ageagle.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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26,899,996 Common Units, Each Common Unit Consisting of One Share of Common Stock, One Series A Warrant to Purchase One Share of Common Stock and One Series B Warrant to Purchase One Share of Common Stock

and/or

26,899,996 Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock, One Series A Warrant to Purchase One Share of Common Stock and One Series B Warrant to Purchase One Share of Common Stock

80,699,988 shares of Common Stock Underlying Series A Warrants and Series B Warrant

AGEAGLE AERIAL SYSTEMS INC.

PROSPECTUS

Until October 25, 2024, all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotment or subscription.